                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2000
The information in this prospectus supplement is subject to completion or amendment. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. No one may sell these securities, or accept offers to buy, without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities, nor may anyone sell these securities in any state in which such an offer, solicitation or sale would be unlawful, prior to the registration and qualification of these securities under the securities laws of that state.

                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-84129

          Prospectus Supplement to Prospectus dated December 28, 1999

                         HOUSEHOLD AUTOMOTIVE TRUST IV
                              SERIES 2000-1 NOTES
                 HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
                    HOUSEHOLD FINANCE CORPORATION, SERVICER

                                 -------------

THE TRUST WILL ISSUE--

  - Four classes of notes which are to be offered by this prospectus supplement; and

  - Certain interests in the trust which are to be held by the seller are not offered by this prospectus supplement but serve as credit enhancement to the notes offered by this prospectus supplement.

THE NOTES--

  - Are backed by a pledge of assets of the trust. The assets of the trust securing the notes will include a pool of non-prime retail installment sales contracts secured by new and used automobiles, light duty trucks and vans;

  - Receive monthly distributions on the 17th day of each month beginning on March 17, 2000;

  - Represent debt obligations of Household Automotive Trust IV; and

  - Currently have no secondary trading market.

CREDIT ENHANCEMENT FOR THE NOTES WILL CONSIST OF--

  - A reserve account that can be used to pay shortfalls in payments on the notes; and

  - Overcollateralization resulting from the excess of principal value of the initial auto loans over the aggregate principal amount of the notes.
--------------------------------------------------------------------------------

WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THE PROSPECTUS AND ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.
These notes are auto receivable asset-backed notes and are secured only by the assets of the trust. The notes are not obligations of any other person or entity.
Neither these notes nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.
Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus.
--------------------------------------------------------------------------------

                           PRINCIPAL      INTEREST     FINAL SCHEDULED      PRICE TO     UNDERWRITING      PROCEEDS
                            AMOUNT          RATE         PAYMENT DATE       PUBLIC(1)      DISCOUNT      TO SELLER(2)
                         -------------    --------    ------------------    ---------    ------------    -------------
Class A-1 Notes......    $142,000,000                  March 19, 2001
Class A-2 Notes......    $153,000,000                  March 17, 2003
Class A-3 Notes......    $169,000,000                   July 19, 2004
Class A-4 Notes......    $163,452,000                 December 18, 2006
  Totals.............    $627,452,000

(1) Plus accrued interest, if any, from              , 2000.

(2) Before expenses, estimated to be              .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

CREDIT SUISSE FIRST BOSTON

                 BANC OF AMERICA SECURITIES LLC

                                  CHASE SECURITIES INC.

                                                   J.P. MORGAN & CO.

          The date of this Prospectus Supplement is February   , 2000

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:

    New York Regional Office                     Chicago Regional Office
    Seven World Trade Center                     Citicorp Center
    Suite 1300                                   500 West Madison Street, Suite 1400
    New York, New York 10048                     Chicago, Illinois 60661

    All reports we file with the SEC after the date of this prospectus supplement but before the offering of the notes ends are considered to be part of this prospectus supplement. Information contained in those reports updates and supercedes the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070,
Attention: Secretary.

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

    This prospectus supplement supplements a prospectus that is part of a registration statement filed by the seller with the SEC (Registration
No. 333-84129).

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

    You can find definitions of the technical cashflow terms used in this prospectus supplement in the Glossary beginning on page S-28 in this prospectus supplement.

    We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

    In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

    UNTIL             ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER
OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

CAPTION                                   PAGE
-------                                 --------
Where You Can Find More Information...     S-2
Summary of the Terms of the Notes.....     S-4
Risk Factors..........................     S-8
Use of Proceeds.......................     S-8
The Trust.............................     S-8
  General.............................     S-8
  The Owner Trustee...................     S-8
  The Indenture Trustee...............     S-9
The Trust Assets......................     S-9
  General.............................     S-9
  Eligibility Criteria of the Auto
    Loan..............................    S-10
  Composition of the Auto Loans.......    S-10
  The Reserve Account.................    S-14
  The Preferred Stock.................    S-14
Yield and Prepayment Considerations...    S-15
  Delinquency and Loss Information of
    the Subservicer...................    S-18
Description of the Notes..............    S-20
  General.............................    S-20
  Payments of Interest................    S-20
  Payments of Principal...............    S-20
  Overcollateralization...............    S-21

CAPTION                                   PAGE
-------                                 --------
  Payment Priorities..................    S-21
  Final Scheduled Payment Dates;
    Optional Redemption...............    S-22
  Reports to Noteholders..............    S-22
  Events of Default; Servicer
    Termination.......................    S-22
Material Federal Income Tax
  Consequences........................    S-23
  Tax Characterization of the Trust...    S-23
  Tax Consequences to Holders of the
    Notes.............................    S-23
State and Local Tax Considerations....    S-25
Legal Investment......................    S-25
ERISA Considerations..................    S-26
Underwriting..........................    S-27
Legal Matters.........................    S-27
Glossary..............................    S-28
Report of Independent Public
  Accountants.........................     F-1
Household Automotive Trust IV Balance
  Sheet...............................     F-2
Household Automotive Trust IV Notes to
  Financial Statement.................     F-3

                       SUMMARY OF THE TERMS OF THE NOTES

- This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read both this entire prospectus supplement and the attached prospectus each in its entirety.

- This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, we suggest that you carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.

                              SERIES 2000-1 NOTES

The trust will issue the notes offered by this prospectus in book-entry form through the facilities of the Depository Trust Company.

TRUST

Household Automotive Trust IV. The trust will be a Delaware business trust formed under the laws of the State of Delaware. The address of the trust is in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

SELLER

Household Auto Receivables Corporation. The seller has purchased the auto loans from Household Automotive Finance Corporation and will sell them to the trust. The seller will also own interests in the trust. The address and telephone number of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134,
(702) 243-1241.

SERVICER

Household Finance Corporation. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

SUBSERVICER

Household Automotive Finance Corporation. The auto loans were originated by automobile dealers that have no affiliation with the subservicer and were purchased by the subservicer under its various financing programs. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address of the subservicer is 11452 El Camino Real, San Diego, California 92130.

OWNER TRUSTEE

Wilmington Trust Company. The address and telephone number of the owner trustee is 1100 North Market Street, Wilmington, Delaware 19890, (302) 651-1000.

INDENTURE TRUSTEE

Norwest Bank Minnesota, National Association. The address of the indenture trustee is Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

THE TRUST ASSETS

The trust will pledge assets to secure payments on the notes. The pledged assets will include a pool of auto loans, cash on deposit in a collection account and a reserve account and other assets as described in detail elsewhere in this prospectus supplement.

AUTO LOANS

- On the closing date, the seller will assign to the trust a pool of auto loans.

  On the closing date the trust will pledge the auto loans to the indenture trustee as collateral for the notes. As of the opening of business on February 1, 2000 the aggregate

  PRINCIPAL BALANCE of the pool of auto loans pledged as collateral was $919,344,675.40.

- As of February 1, 2000:

  - The weighted average interest rate of the auto loans is approximately
    18.80%;

  - The weighted average remaining term of the auto loans, that is the period starting after the cut-off date and including each auto loan's scheduled maturity, is approximately 60.13 months; and

  - The weighted average original term of the auto loans is approximately
    64.51 months.

- The auto loans will consist of non-prime retail installment sales contracts secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the subservicer's financing program. The subservicers finance programs target automobile purchasers that have had credit problems in the past and who have difficulty obtaining credit from traditional lending sources.

- No auto loans will be more than 30 days delinquent as of February 1, 2000.

- Each auto loan requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

- We will pay the notes from payments on the auto loans, payments on insurance policies covering the autos and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

CUT-OFF DATE

The opening of business on February 1, 2000.

PAYMENT DATE

The 17th day of each month if the seventeenth is a BUSINESS DAY. If the seventeenth is not a BUSINESS DAY, the payment date will be the following day that is a BUSINESS DAY. The first payment date will be March 17, 2000.

RECORD DATE

The last BUSINESS DAY preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last BUSINESS DAY of the month preceding a payment date.

CLOSING DATE

On or about February   , 2000.

DENOMINATIONS

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as property of the trust as follows:

INTEREST DISTRIBUTIONS

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate. The note rate for each class is listed on the cover page of this prospectus. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

PRINCIPAL DISTRIBUTIONS

On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount generally equal to a percentage of the decrease in the principal balance of the auto loans between the first and last day of a calendar month. These principal payments will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of each class is paid in full.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount by which the POOL BALANCE exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur. As of the closing date, the overcollateralization will be equal to $291,892,675.40 or 31.75% of the POOL BALANCE as of February 1, 2000.

RESERVE ACCOUNT

The owner trustee will hold a reserve account. An initial deposit of $9,193,446.75 will be placed in the reserve account on the closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the notes and payment of certain fees and expenses have been made.

The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of:

        (i) greater of

            (a) 3% of the PRINCIPAL BALANCE of the auto loans at the end of last day of the calendar month preceding the current payment date,

            and

            (b) $18,386,893.51,

        and

        (ii) the outstanding principal amount of the notes.

We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders and if Household Finance Corporation is no longer the servicer, to pay any fees due to the servicer.

OPTIONAL REDEMPTION
On any payment date when the outstanding principal balance of the notes is less than or equal to $62,745,200.00, which is 10% of the original principal balance
of the notes as of February   , 2000, the servicer or the seller may purchase
the auto loans from the trust. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

FINAL SCHEDULED PAYMENT DATES

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1............  March 19, 2001
Class A-2............  March 17, 2003
Class A-3............  July 19, 2004
Class A-4............  December 18, 2006

Final payment on the notes will probably be earlier than the scheduled maturity date stated above for each class of notes.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

- Dewey Ballantine LLP, special tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the trust will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

- Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

- Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

- The trust will not issue the notes unless they have been assigned the ratings stated below:

- You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

                                     RATING
                       ----------------------------------
        CLASS          STANDARD & POOR'S      MOODY'S
---------------------  -----------------   --------------
         A-1                  A-1+              P-1
         A-2                  AAA               Aaa
         A-3                  AAA               Aaa
         A-4                  AAA               Aaa

                                  RISK FACTORS

    WE RECOMMEND YOU CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE NOTES.

GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY ADVERSELY AFFECT THE NOTES.

    Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of auto loans is located could adversely affect the notes. As of February 1, 2000, approximately 14.02% and 11.71% of the auto loans (based on the PRINCIPAL BALANCE and mailing address of the borrowers) were located in California and Texas, respectively. The location of the auto loans by state, based upon borrower address, is set out in the table beginning on page S-12 of this prospectus supplement.

AN EVENT OF DEFAULT UNDER THE INDENTURE MAY CAUSE PREPAYMENT OR CHANGES IN THE
  PRIORITY OF PAYMENT.

    If an event of default occurs, the indenture trustee may, or if directed by holders of two-thirds of the outstanding principal of the notes, will, order the trust to immediately repay the notes. If this occurs, the notes of all classes will first, receive distributions of interest, and second, distributions of principal, in each case, ratably without preference or priority.

    The following are events of default under the indenture:

    - failure to pay principal or interest within five days of the date a payment was due;

    - breaches under the agreements governing the Series 2000-1 Notes; and

    - the trust's insolvency or bankruptcy.

                                USE OF PROCEEDS

    The net proceeds received by the trust from the sale of the notes will be used to fund the initial deposit in the reserve account and to obtain the release of security interests maintained against the auto loans held in warehouse funding facilities prior to the closing date.

                                   THE TRUST

GENERAL

    The trust, Household Automotive Trust IV, will be a Delaware business trust formed under the laws of the State of Delaware under a trust agreement, dated as of February 1, 2000 between the seller and the owner trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than (1) acquiring, holding and managing the auto loans and the other assets of the trust, (2) issuing the notes,
(3) issuing interests in the trust to be held by the seller, (4) making payments on the notes and (5) engaging in other activities in connection with the notes.

    The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as owner trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

    Wilmington Trust Company, which will be the owner trustee under the trust agreement, is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the sale and servicing agreement, to be dated as of February 1, 2000, among the trust, the seller, the servicer and the indenture trustee.

THE INDENTURE TRUSTEE

    Norwest Bank Minnesota, National Association will be the indenture trustee under an indenture, dated as of February 1, 2000, among the trust and Norwest, as indenture trustee. Norwest is a national banking association, the principal offices of which are located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

                                THE TRUST ASSETS

GENERAL

    The trust assets consist of the following:

    - the auto loans;

    - all amounts paid or payable under the auto loans after the cut-off date;

    - security interests in the financed vehicles granted by the borrowers;

    - an assignment of the subservicer's rights against automobile dealers under agreements between the subservicer and the dealers;

    - an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers;

    - all funds on deposit from time to time in the collection account and the reserve account;

    - an assignment of all rights and benefits under two receivables purchase agreements, dated as of December 1, 1998 (as amended and supplemented as of September 1, 1999) and November 18, 1999, respectively, between the seller and the subservicer and all supplements thereto;

    - all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

    - a share of the preferred stock of the seller; and

    - all proceeds from the trust assets.

    The auto loans were originated by dealers in accordance with the subservicer's requirements, have been assigned by the dealers to the subservicer, and evidence the indirect financing made available to the borrowers by the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

    All of the auto loans were sold by the subservicer to the seller under the receivables purchase agreement and by the seller to the trust under the sale and servicing agreement. The auto loans were originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accordance with its finance programs and underwriting standards. The files relating to the auto loans will be held by the subservicer as custodian for the indenture trustee.

ELIGIBILITY CRITERIA OF THE AUTO LOANS

    The auto loans were selected according to several criteria.

    Each auto loan:

    - was originated by a dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States,

    - has a contractual annual percentage rate, or APR, of not less than 10.50% or more than 27.00%,

    - provides for level monthly payments which provide interest at the APR and fully amortize the original PRINCIPAL BALANCE over an original term no greater than 72 months,

    - is not more than 30 days past due as of the cut-off date,

    - is attributable to the purchase of a new or used automobile, light duty truck or van,

    - as of the cut-off date has a remaining term of not more than 72 months and

    - had an original PRINCIPAL BALANCE of at least $3,000 and not more than $30,000.

    No selection procedures adverse to the noteholders were utilized in selecting the auto loans to be conveyed to the trust.

COMPOSITION OF THE AUTO LOANS

    Presented below is a description of the material characteristics of the auto loans as of the cut-off date. In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and pool principal balance may not equal 100%.

                                                              TOTAL POOL OF AUTO LOANS
                                                              ------------------------
Original pool balance.......................................          $919,344,675.40
Number of auto loans........................................                   62,138
Average principal balance(1)................................               $14,795.21
  Range of principal balances...............................  $3,007.12 to $26,750.82
Average original principal balance(2).......................               $15,391.82
  Range of original principal balance.......................  $3,345.75 to $27,021.31
Weighted average APR(3).....................................                   18.80%
  Range of original APRs....................................         10.50% to 27.00%
Weighted average original term(3)...........................                    64.51
  Range of original terms...................................                 24 to 72
Weighted average remaining term(3)..........................                    60.13
  Range of remaining terms..................................                 16 to 72
Weighted average months of seasoning(3).....................                     4.38
  Range of months of seasoning..............................                  0 to 42
Number of auto loans more than 30 days delinquent...........                     None

------------------------
(1) Pool balance as of the cut-off date divided by total number of auto loans.

(2) Aggregate amount financed divided by total number of auto loans.

(3) Weighted by principal balance as of the cut-off date.

               COMPOSITION OF THE AUTO LOANS BY PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                          NUMBER OF       % OF         PRINCIPAL        % OF POOL BY
PRINCIPAL BALANCE                         AUTO LOANS   AUTO LOANS     OUTSTANDING     PRINCIPAL BALANCE
-----------------                         ----------   ----------   ---------------   -----------------
$3,000 to  4,000........................        58         0.09%    $    208,508.29           0.02%
 4,001 to  5,000........................       155         0.25          712,124.11           0.08
 5,001 to  6,000........................       310         0.50        1,729,455.34           0.19
 6,001 to  7,000........................       551         0.89        3,591,363.37           0.39
 7,001 to  8,000........................     1,102         1.77        8,298,574.47           0.90
 8,001 to  9,000........................     1,796         2.89       15,341,037.11           1.67
 9,001 to 10,000........................     2,841         4.57       27,058,637.87           2.94
10,001 to 11,000........................     4,199         6.76       44,187,487.22           4.81
11,001 to 12,000........................     5,291         8.51       60,956,857.77           6.63
12,001 to 13,000........................     6,523        10.50       81,568,266.12           8.87
13,001 to 14,000........................     5,914         9.52       79,771,558.27           8.68
14,001 to 15,000........................     5,383         8.66       77,992,388.19           8.48
15,001 to 16,000........................     5,013         8.07       77,638,150.39           8.44
16,001 to 17,000........................     4,572         7.36       75,399,922.89           8.20
17,001 to 18,000........................     4,267         6.87       74,664,330.92           8.12
18,001 to 19,000........................     3,652         5.88       67,500,236.26           7.34
19,001 to 20,000........................     3,137         5.05       61,136,438.57           6.65
20,001 to 21,000........................     2,629         4.23       53,840,921.33           5.86
21,001 to 22,000........................     1,868         3.01       40,116,099.34           4.36
22,001 to 23,000........................     1,201         1.93       26,990,335.37           2.94
23,001 to 24,000........................       796         1.28       18,672,020.27           2.03
24,001 to 25,000........................       505         0.81       12,352,450.66           1.34
25,001 to 26,000........................       288         0.46        7,329,095.09           0.80
26,001 to 27,000........................        87         0.14        2,288,416.18           0.25
                                            ------       ------     ---------------         ------
    Total...............................    62,138       100.00%    $919,344,675.40         100.00%
                                            ======       ======     ===============         ======

                      COMPOSITION BY APR OF THE AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                          NUMBER OF       % OF          PRINCIPAL        % OF POOL BY
APR RANGE                                 AUTO LOANS   AUTO LOANS      OUTSTANDING     PRINCIPAL BALANCE
---------                                 ----------   -----------   ---------------   -----------------
10.50 to 10.99%.........................       108          0.17%    $  1,763,647.85           0.19%
11.00 to 11.99..........................       101          0.16        1,771,349.16           0.19
12.00 to 12.99..........................       563          0.91       10,089,459.26           1.10
13.00 to 13.99..........................       953          1.53       16,595,410.43           1.81
14.00 to 14.99..........................     1,235          1.99       21,597,894.67           2.35
15.00 to 15.99..........................     4,286          6.90       73,659,496.49           8.01
16.00 to 16.99..........................     4,497          7.24       76,955,903.71           8.37
17.00 to 17.99..........................    13,524         21.76      214,099,512.21          23.29
18.00 to 18.99..........................     8,534         13.73      130,187,711.88          14.16
19.00 to 19.99..........................     6,157          9.91       87,684,145.47           9.54
20.00 to 20.99..........................    15,048         24.22      199,704,171.60          21.72
21.00 to 21.99..........................     3,461          5.57       43,958,068.65           4.78
22.00 to 22.99..........................     2,577          4.15       30,046,148.75           3.27
23.00 to 23.99..........................       397          0.64        4,311,412.39           0.47
24.00 to 24.99..........................       622          1.00        6,296,075.16           0.68
25.00 to 25.99..........................        63          0.10          536,670.08           0.06
26.00 to 26.99..........................        11          0.02           77,356.21           0.01
27.00 to 27.99..........................         1          0.00           10,241.43           0.00
                                            ------        ------     ---------------         ------
    Total...............................    62,138        100.00%    $919,344,675.40         100.00%
                                            ======        ======     ===============         ======

            COMPOSITION OF THE AUTO LOANS BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                           NUMBER OF       % OF          PRINCIPAL         % OF POOL BY
INTEREST ACCRUAL METHOD                   AUTO LOANS    AUTO LOANS      OUTSTANDING     PRINCIPAL BALANCE
-----------------------                   -----------   -----------   ---------------   ------------------
Actuarial...............................      1,746          2.81%    $ 22,924,878.65           2.49%
Simple Interest.........................     60,392         97.19      896,419,796.75          97.51
                                             ------        ------     ---------------         ------
    Total...............................     62,138        100.00%    $919,344,675.40         100.00%
                                             ======        ======     ===============         ======

              COMPOSITION OF THE AUTO LOANS BY STATE OF RESIDENCE
                            (AS OF THE CUT-OFF DATE)

                                          NUMBER OF       % OF         PRINCIPAL        % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER   AUTO LOANS   AUTO LOANS     OUTSTANDING     PRINCIPAL BALANCE
---------------------------------------   ----------   ----------   ---------------   -----------------
Alabama.................................        68         0.11%    $  1,018,442.62           0.11%
Alaska..................................         2         0.00           33,057.07           0.00
Arizona.................................     1,362         2.19       20,459,787.83           2.23
Arkansas................................       251         0.40        3,811,163.03           0.41
California..............................     8,705        14.01      128,883,825.81          14.02
Colorado................................       230         0.37        3,143,449.35           0.34
Connecticut.............................       155         0.25        2,089,092.31           0.23
Delaware................................       396         0.64        5,213,506.78           0.57
District of Columbia....................       271         0.44        4,162,038.18           0.45
Florida.................................     5,346         8.60       80,520,496.97           8.76
Georgia.................................     3,906         6.29       57,821,980.94           6.29
Hawaii..................................         7         0.01          112,467.79           0.01
Idaho...................................        47         0.08          627,894.06           0.07
Illinois................................     3,349         5.39       50,154,333.48           5.46
Indiana.................................       885         1.42       12,696,550.63           1.38
Iowa....................................       234         0.38        3,164,789.54           0.34
Kansas..................................       307         0.49        4,326,742.15           0.47
Kentucky................................     1,557         2.51       21,574,886.11           2.35
Louisiana...............................     1,045         1.68       15,333,275.68           1.67
Maine...................................        18         0.03          252,171.18           0.03
Maryland................................     2,198         3.54       33,026,369.99           3.59
Massachusetts...........................        56         0.09          767,050.87           0.08
Michigan................................     1,649         2.65       24,013,329.08           2.61
Minnesota...............................     1,181         1.90       16,644,820.42           1.81
Mississippi.............................       849         1.37       12,719,274.01           1.38
Missouri................................       878         1.41       12,319,729.59           1.34
Montana.................................        48         0.08          649,700.95           0.07
Nebraska................................       210         0.34        2,925,252.77           0.32
Nevada..................................     1,081         1.74       15,614,499.74           1.70
New Hampshire...........................         9         0.01          121,999.57           0.01
New Jersey..............................     1,414         2.28       19,774,974.82           2.15
New Mexico..............................       335         0.54        4,872,327.14           0.53
New York................................     1,293         2.08       17,418,985.76           1.89
North Carolina..........................     4,231         6.81       64,905,019.07           7.06
North Dakota............................        30         0.05          441,350.22           0.05
Ohio....................................     1,456         2.34       20,096,053.98           2.19
Oklahoma................................       717         1.15       10,054,505.26           1.09
Oregon..................................       112         0.18        1,487,158.64           0.16
Pennsylvania............................     2,308         3.71       33,273,094.67           3.62
Rhode Island............................         7         0.01           96,648.36           0.01
South Carolina..........................     1,454         2.34       21,611,697.97           2.35
South Dakota............................        81         0.13        1,190,348.90           0.13
Tennessee...............................     2,443         3.93       35,612,004.35           3.87
Texas...................................     6,721        10.82      107,663,528.25          11.71
Utah....................................       119         0.19        1,698,094.15           0.18
Vermont.................................         9         0.01          106,931.05           0.01
Virginia................................     1,836         2.95       26,892,078.33           2.93
Washington..............................       309         0.50        4,291,120.42           0.47
West Virginia...........................       685         1.10        9,633,210.01           1.05
Wisconsin...............................       253         0.41        3,652,526.38           0.40
Wyoming.................................        25         0.04          371,039.17           0.04
                                            ------       ------     ---------------         ------
    Total...............................    62,138       100.00%    $919,344,675.40         100.00%
                                            ======       ======     ===============         ======

                COMPOSITION BY REMAINING TERM OF THE AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                           NUMBER OF       % OF          PRINCIPAL        % OF POOL BY
REMAINING TERM RANGE (IN MONTHS)          AUTO LOANS    AUTO LOANS      OUTSTANDING     PRINCIPAL BALANCE
--------------------------------          -----------   -----------   ---------------   -----------------
12 to 17................................         24          0.04%    $    109,761.53           0.01%
18 to 23................................         94          0.15          509,129.97           0.06
24 to 29................................        193          0.31        1,388,573.35           0.15
30 to 35................................        840          1.35        6,669,753.38           0.73
36 to 41................................        794          1.28        7,549,451.34           0.82
42 to 47................................      3,080          4.96       32,608,864.21           3.55
48 to 53................................      6,313         10.16       80,561,840.15           8.76
54 to 59................................     27,412         44.11      380,443,313.81          41.38
60 to 65................................      3,845          6.19       63,606,055.23           6.92
66 to 71................................     19,425         31.26      343,805,176.82          37.40
72......................................        118          0.19        2,092,755.61           0.23
                                             ------        ------     ---------------         ------
    Total...............................     62,138        100.00%    $919,344,675.40         100.00%
                                             ======        ======     ===============         ======

           COMPOSITION OF THE AUTO LOANS BY TYPE OF FINANCED VEHICLE

                                           NUMBER OF       % OF          PRINCIPAL        % OF POOL BY
TYPE OF FINANCING                         AUTO LOANS    AUTO LOANS      OUTSTANDING     PRINCIPAL BALANCE
-----------------                         -----------   -----------   ---------------   -----------------
New.....................................     16,369         26.34%    $283,313,059.01          30.82%
Used....................................     45,769         73.66      636,031,616.39          69.18
                                             ------        ------     ---------------         ------
    Total...............................     62,138        100.00%    $919,344,675.40         100.00%
                                             ======        ======     ===============         ======

THE RESERVE ACCOUNT

    An initial deposit of $9,193,446.75, which is 1% of the POOL BALANCE as of the cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to noteholders and any fees until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE.

    Funds will be withdrawn from the reserve account on each payment date to pay any servicing fee then payable to a servicer other than Household Finance Corporation, to pay fees due to the indenture trustee and the owner trustee and to make required distributions on the notes to the extent funds are not otherwise available. See "Description of the Notes--Payment Priorities".

    On any payment date, amounts in the reserve account on any payment date, in excess of the TARGETED RESERVE ACCOUNT BALANCE for that payment date, after giving effect to all withdrawals from the reserve account, will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder to the seller.

THE PREFERRED STOCK

    The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to
(a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consenting to the institution of any bankruptcy or insolvency case or petition, making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they become due, and (b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

    Under the trust's pledge of its interest in the trust assets, the indenture trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the indenture, the indenture trustee covenants that it will not consent to any of the seller's bankruptcy initiatives. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the holders of the notes will be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which each dollar of principal of an auto loan is outstanding.

    The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans. If a note is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase. If a note is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risks, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans will be borne by the noteholders.

    The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the PRINCIPAL BALANCE of the auto loans. As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

    Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Table, has been prepared on the basis of the following assumptions:

    - the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

    - the initial principal amount of each class of notes are as stated on the cover page;

    - interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 6.10%; Class A-2 Notes, 6.87%; Class A-3 Notes, 7.41%; and Class A-4 Notes, 7.50%;

    - payments on the notes are made on the 17th day of each month whether or not a BUSINESS DAY;

    - the notes are purchased on an assumed closing date of February 24, 2000;

    - the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the PRINCIPAL BALANCE of the auto loans by its indicated remaining term to maturity; and

    - the seller or the servicer exercises its clean-up call redemption.

    The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate PRINCIPAL BALANCE, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                         REMAINING
           AGGREGATE                  TERM TO MATURITY    SEASONING
POOL   PRINCIPAL BALANCE     APR        (IN MONTHS)      (IN MONTHS)
----   -----------------   --------   ----------------   ------------
 1      $    671,209.90     20.48%           20               6
 2         8,197,635.16     20.48            32               5
 3        41,127,460.73     20.17            44               5
 4       463,199,569.74     19.23            56               4
 5       406,148,799.87     18.13            68               4

    The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                                 CLASS A-1 NOTES                             CLASS A-2 NOTES
                                    -----------------------------------------   -----------------------------------------
PAYMENT DATE                          0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
------------                        --------   --------   --------   --------   --------   --------   --------   --------
Closing Date......................    100        100        100        100        100        100        100        100
March 17, 2000....................     90         87         82         75        100        100        100        100
April 17, 2000....................     77         70         60         47        100        100        100        100
May 17, 2000......................     59         53         43         32        100        100        100        100
June 17, 2000.....................     53         44         32         16        100        100        100        100
July 17, 2000.....................     46         36         20          1        100        100        100        100
August 17, 2000...................     40         27          9          0        100        100        100         87
September 17, 2000................     33         19          0          0        100        100         98         73
October 17, 2000..................     27         10          0          0        100        100         87         60
November 17, 2000.................     20          2          0          0        100        100         77         47
December 17, 2000.................     13          0          0          0        100         94         67         34
January 17, 2001..................      6          0          0          0        100         86         56         21
February 17, 2001.................      0          0          0          0        100         78         46          9
March 17, 2001....................      0          0          0          0         94         70         37          0
April 17, 2001....................      0          0          0          0         87         63         28          0
May 17, 2001......................      0          0          0          0         81         55         18          0
June 17, 2001.....................      0          0          0          0         75         48          9          0
July 17, 2001.....................      0          0          0          0         68         40          0          0
August 17, 2001...................      0          0          0          0         62         33          0          0
September 17, 2001................      0          0          0          0         55         26          0          0
October 17, 2001..................      0          0          0          0         49         19          0          0
November 17, 2001.................      0          0          0          0         43         12          0          0
December 17, 2001.................      0          0          0          0         36          5          0          0
January 17, 2002..................      0          0          0          0         30          0          0          0
February 17, 2002.................      0          0          0          0         24          0          0          0
March 17, 2002....................      0          0          0          0         18          0          0          0
April 17, 2002....................      0          0          0          0         12          0          0          0
May 17, 2002......................      0          0          0          0          5          0          0          0
June 17, 2002.....................      0          0          0          0          0          0          0          0
July 17, 2002.....................      0          0          0          0          0          0          0          0
August 17, 2002...................      0          0          0          0          0          0          0          0
September 17, 2002................      0          0          0          0          0          0          0          0
October 17, 2002..................      0          0          0          0          0          0          0          0
November 17, 2002.................      0          0          0          0          0          0          0          0
December 17, 2002.................      0          0          0          0          0          0          0          0
January 17, 2003..................      0          0          0          0          0          0          0          0
February 17, 2003.................      0          0          0          0          0          0          0          0
March 17, 2003....................      0          0          0          0          0          0          0          0
April 17, 2003....................      0          0          0          0          0          0          0          0
May 17, 2003......................      0          0          0          0          0          0          0          0
June 17, 2003.....................      0          0          0          0          0          0          0          0
July 17, 2003.....................      0          0          0          0          0          0          0          0
August 17, 2003...................      0          0          0          0          0          0          0          0
September 17, 2003................      0          0          0          0          0          0          0          0
October 17, 2003..................      0          0          0          0          0          0          0          0
November 17, 2003.................      0          0          0          0          0          0          0          0
December 17, 2003.................      0          0          0          0          0          0          0          0
January 17, 2004..................      0          0          0          0          0          0          0          0
February 17, 2004.................      0          0          0          0          0          0          0          0
March 17, 2004....................      0          0          0          0          0          0          0          0
April 17, 2004....................      0          0          0          0          0          0          0          0
May 17, 2004......................      0          0          0          0          0          0          0          0
June 17, 2004.....................      0          0          0          0          0          0          0          0
July 17, 2004.....................      0          0          0          0          0          0          0          0
August 17, 2004...................      0          0          0          0          0          0          0          0
September 17, 2004................      0          0          0          0          0          0          0          0
October 17, 2004..................      0          0          0          0          0          0          0          0
November 17, 2004.................      0          0          0          0          0          0          0          0
Weighted Average Life in              0.5        0.4        0.3        0.2        1.7        1.3        1.0        0.8
  Years(2)........................

                                                 CLASS A-3 NOTES                             CLASS A-4 NOTES
                                    -----------------------------------------   -----------------------------------------
PAYMENT DATE                          0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
------------                        --------   --------   --------   --------   --------   --------   --------   --------
Closing Date......................    100        100        100        100        100        100        100        100
March 17, 2000....................    100        100        100        100        100        100        100        100
April 17, 2000....................    100        100        100        100        100        100        100        100
May 17, 2000......................    100        100        100        100        100        100        100        100
June 17, 2000.....................    100        100        100        100        100        100        100        100
July 17, 2000.....................    100        100        100        100        100        100        100        100
August 17, 2000...................    100        100        100        100        100        100        100        100
September 17, 2000................    100        100        100        100        100        100        100        100
October 17, 2000..................    100        100        100        100        100        100        100        100
November 17, 2000.................    100        100        100        100        100        100        100        100
December 17, 2000.................    100        100        100        100        100        100        100        100
January 17, 2001..................    100        100        100        100        100        100        100        100
February 17, 2001.................    100        100        100        100        100        100        100        100
March 17, 2001....................    100        100        100         98        100        100        100        100
April 17, 2001....................    100        100        100         87        100        100        100        100
May 17, 2001......................    100        100        100         77        100        100        100        100
June 17, 2001.....................    100        100        100         66        100        100        100        100
July 17, 2001.....................    100        100        100         56        100        100        100        100
August 17, 2001...................    100        100         92         47        100        100        100        100
September 17, 2001................    100        100         85         37        100        100        100        100
October 17, 2001..................    100        100         77         28        100        100        100        100
November 17, 2001.................    100        100         69         19        100        100        100        100
December 17, 2001.................    100        100         62         10        100        100        100        100
January 17, 2002..................    100         98         54          1        100        100        100        100
February 17, 2002.................    100         92         47          0        100        100        100         93
March 17, 2002....................    100         85         40          0        100        100        100         84
April 17, 2002....................    100         79         33          0        100        100        100         76
May 17, 2002......................    100         73         26          0        100        100        100         68
June 17, 2002.....................     99         67         20          0        100        100        100         61
July 17, 2002.....................     94         61         13          0        100        100        100         53
August 17, 2002...................     88         55          7          0        100        100        100         46
September 17, 2002................     82         49          1          0        100        100        100         40
October 17, 2002..................     76         43          0          0        100        100         95          0
November 17, 2002.................     71         38          0          0        100        100         89          0
December 17, 2002.................     65         32          0          0        100        100         83          0
January 17, 2003..................     59         27          0          0        100        100         77          0
February 17, 2003.................     54         21          0          0        100        100         72          0
March 17, 2003....................     48         16          0          0        100        100         67          0
April 17, 2003....................     42         10          0          0        100        100         62          0
May 17, 2003......................     37          5          0          0        100        100         57          0
June 17, 2003.....................     31          0          0          0        100        100         52          0
July 17, 2003.....................     25          0          0          0        100         94         48          0
August 17, 2003...................     19          0          0          0        100         89         44          0
September 17, 2003................     13          0          0          0        100         84         40          0
October 17, 2003..................      8          0          0          0        100         79          0          0
November 17, 2003.................      2          0          0          0        100         74          0          0
December 17, 2003.................      0          0          0          0         97         69          0          0
January 17, 2004..................      0          0          0          0         91         65          0          0
February 17, 2004.................      0          0          0          0         85         60          0          0
March 17, 2004....................      0          0          0          0         80         56          0          0
April 17, 2004....................      0          0          0          0         74         52          0          0
May 17, 2004......................      0          0          0          0         68         47          0          0
June 17, 2004.....................      0          0          0          0         63         43          0          0
July 17, 2004.....................      0          0          0          0         57         39          0          0
August 17, 2004...................      0          0          0          0         51          0          0          0
September 17, 2004................      0          0          0          0         45          0          0          0
October 17, 2004..................      0          0          0          0         40          0          0          0
November 17, 2004.................      0          0          0          0          0          0          0          0
Weighted Average Life in              3.1        2.6        2.0        1.5        4.4        4.1        3.3        2.4
  Years(2)........................

----------------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

DELINQUENCY AND LOSS INFORMATION OF THE SUBSERVICER

    Presented below is information concerning the subservicer's delinquency and loss experience for its servicing portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

    The information has not been adjusted to eliminate the effect of the significant growth in the size of the subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the subservicer's underwriting policies have changed in various respects over the periods presented. The subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below.

    In the fourth quarter of 1997 the subservicer began charging off non-securitized auto loans at the earlier of: (1) the date an auto loan becomes 150 days delinquent and (2) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change, and continuing for all auto loans securitized prior to 1998, auto loans were charged off (1) at 120 days delinquent and (2) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss experience as reported for years-ended 1997, 1998 and 1999. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

    If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for contracts purchased by the subservicer, including auto loans managed in states which are not represented in the pool consisting of the auto loans. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary. None of the auto loans held by this entity are included in the auto loans or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                         YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------
                                      1995                  1996                  1997             1998
                               -------------------   -------------------   -------------------   ---------
                               DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT     DOLLARS
                               --------   --------   --------   --------   --------   --------   ---------
Principal Outstanding........  117,539      100%     251,751      100%     607,802      100%     1,593,434
Delinquencies(1)(2)
  31-60 Days.................    3,218     2.74%       8,297     3.30%      23,784     3.91%        65,220
  61-90 Days.................    1,171     1.00%       2,847     1.13%       8,498     1.40%        21,607
  Over 90 Days...............      607     0.52%       1,515     0.60%       3,939     0.65%        13,155
    Subtotal.................    4,996     4.25%      12,659     5.03%      36,221     5.96%        99,982
  Repossessions on Hand(3)...      861     0.73%       2,241     0.89%       6,495     1.07%        17,746
  Total Delinquencies and
    Repossessions on Hand....    5,857     4.98%      14,900     5.92%      42,716     7.03%       117,728

                                   YEAR ENDED DECEMBER 31,
                               -------------------------------
                                 1998             1999
                               --------   --------------------
                               PERCENT     DOLLARS    PERCENT
                               --------   ---------   --------
Principal Outstanding........    100%     2,949,854     100%
Delinquencies(1)(2)
  31-60 Days.................   4.09%       123,116    4.17%
  61-90 Days.................   1.36%        45,141    1.53%
  Over 90 Days...............   0.83%        26,055    0.88%
    Subtotal.................   6.27%       194,312    6.58%
  Repossessions on Hand(3)...   1.11%        33,729    1.14%
  Total Delinquencies and
    Repossessions on Hand....   7.39%       228,041    7.73%

--------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately 0.5% of outstanding principal for each period presented.

(3) Amounts shown under "repossession on hand" represent the expected net realizable value for repossessed vehicles that have not been sold.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                         YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------
                                           1995       1996       1997        1998         1999
                                         --------   --------   --------   ----------   ----------
Principal outstanding..................  $117,539   $251,751   $607,802   $1,593,434   $2,949,854
Average principal amount outstanding...  $ 79,304   $178,316   $411,194   $1,051,007   $2,246,585
Number of contracts outstanding........    10,935     23,145     53,856      130,382      229,231
Average number of contracts
  outstanding..........................     7,340     16,515     36,964       88,616      180,006
Number of repossessions................       520      1,530      3,686        8,499       16,325
Number of repossessions as a percent of
  average number of contracts
  outstanding, annualized..............      7.08%      9.26%      9.97%        9.59%        9.07%
Net losses(1)..........................  $  3,042   $  7,918   $ 23,700   $   53,469   $  109,160
Net losses as a percent of average
  principal amount outstanding,
  annualized...........................      3.84%      4.44%      5.76%        5.09%        4.86%

------------------------

(1) Net losses are net of recoveries and include PRINCIPAL BALANCE at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds for disposed vehicles, or the NADA wholesale value for vehicles repossessed but not sold. Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

    The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, as the subservicer's portfolio matures and the rate of growth slows, which is likely, it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of these increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                            DESCRIPTION OF THE NOTES

GENERAL

    The notes will be issued according to the terms of the indenture. The base indenture and a form of the series 2000-1 supplement to the base indenture have been filed as exhibits to the registration statement of which this prospectus supplement is a part. The base indenture as supplemented by the series 2000-1 supplement is referred to as the "indenture". The following summary describes terms of the notes and the indenture.

    The notes will be issued only in fully registered form, in denominations of $100,000 and integral multiples of $1,000. The notes will be secured by the trust assets pledged by the trust to the indenture trustee according to the indenture. Replacement notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee. No service charge will be made for any registration, exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The payment date is the 17th day of each month, or if that day is not a BUSINESS DAY, the next succeeding BUSINESS DAY.

PAYMENTS OF INTEREST

    Interest on each class of notes will be payable monthly on each payment date, commencing on March 17, 2000, in an amount equal to interest accrued during the applicable interest period, as defined below, at the applicable note rate on the outstanding principal balance for the applicable class of notes. The per annum rate of interest accruing on each class of notes is referred to as the note rate for the respective classes of notes. The note rates for the
Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be       %,       %,
      %, and       %, respectively.

    Interest on the outstanding principal balance of the notes of each class in respect of any payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable interest period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-2, Class A-3 and Class A-4 Notes for the initial interest period will be computed on the basis of actual number of days elapsed in the 30-day month. Interest for any payment date due but not paid on the payment date shall bear interest, to the extent permitted by applicable law, at the applicable note rate until paid. Failure to pay interest in full on any payment date after expiration of the applicable grace period is an event of default under the indenture.

    On each payment date, AVAILABLE FUNDS remaining after making the distributions referred to in items (1) and (2) under "Description of the Notes--Payment Priorities" will be allocated pro rata to the CLASS A INTEREST DISTRIBUTABLE AMOUNT of each of the Class A-1, Class A-2, Class A-3 and
Class A-4 Notes.

PAYMENTS OF PRINCIPAL

    On each payment date, principal payments will be due and payable on the notes in an amount generally equal to the PRINCIPAL DISTRIBUTABLE AMOUNT for the payment date to the extent of funds available therefor.

    On each payment date, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-1 Notes until the Class A-1 Notes have been paid in full. On each payment date, after the Class A-1 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each payment date, after the Class A-2 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each payment date, after the Class A-3 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-4 Notes until the Class A-4 Notes have been paid in full.

OVERCOLLATERALIZATION

    The overcollateralization is the difference between the POOL BALANCE and the AGGREGATE NOTE PRINCIPAL BALANCE. On the closing date, the overcollateralization will be equal to $291,892,675.40 or 31.75% of the POOL BALANCE as of the cut-off date. Unless offset by losses on the auto loans, until the TARGETED OVERCOLLATERALIZATION AMOUNT is reached, excess interest collected on the auto loans will be distributed in reduction of the principal amount of the notes. This will cause the aggregate principal amount of the notes to decrease faster than the POOL BALANCE decreases. As a result the overcollateralization will increase. The overcollateralization will be available to absorb losses that would otherwise be allocated to noteholders.

PAYMENT PRIORITIES

    On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions in the following order of priority:

        (1) from the AVAILABLE FUNDS, to the servicer, any supplemental servicing fees for the applicable COLLECTION PERIOD and if Household Finance Corporation is no longer acting as servicer, the servicing fee for the applicable COLLECTION PERIOD;

        (2) from the AVAILABLE FUNDS, to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees, but only to the extent these fees have not been previously paid by the servicer;

        (3) from the AVAILABLE FUNDS, to the holders of the Class A Notes, the CLASS A INTEREST DISTRIBUTABLE AMOUNT;

        (4) from the AVAILABLE FUNDS, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are paid in full;

        (5) from the AVAILABLE FUNDS, to the reserve account, the RESERVE ACCOUNT DEPOSIT AMOUNT, if necessary, required to increase the amount in the reserve account to its then required level;

        (6) from the AVAILABLE FUNDS, if Household Finance Corporation is acting as the servicer, the servicing fee for the applicable COLLECTION PERIOD; and

        (7) any remainder to the seller.

    If the notes are accelerated following the occurrence of an event of default, after payment of the amounts specified in items (1) and (2) above all AVAILABLE FUNDS, all amounts on deposit in the reserve account and the proceeds of any sale, liquidation or other disposition of the trust assets will be applied as follows:

    first, to pay all amounts due and unpaid on the Class A Notes for interest, ratably without preference or priority;

    second, to pay all amounts due and unpaid on the Class A Notes for principal, ratably without preference or priority; and

    third, to pay all remaining amounts to the seller.

    Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on the payment date and the related payment date, in excess of the TARGETED RESERVE ACCOUNT BALANCE for the payment date may be released first, to the servicer to pay any servicing fees and supplemental servicing fees that are due, and any remainder may be released to the seller.

FINAL SCHEDULED PAYMENT DATES; OPTIONAL REDEMPTION

    Each class of notes will mature on the earlier of the date the class of notes is paid in full or the respective final scheduled payment date for the class. The Class A-1 final scheduled payment date is March 19, 2001, the Class A-2 final scheduled payment date is March 17, 2003, the Class A-3 final scheduled payment date is July 19, 2004 and the Class A-4 final scheduled payment date is December 18, 2006. The payment date occurring on December 18, 2006 is also referred to as the final scheduled payment date. In the event there are insufficient funds to retire any class of notes by its respective final scheduled payment date in each case, subject to a five day grace period, an event of default will occur. In addition, the trust will pay the notes in full on the payment date following exercise by the seller or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the notes. The option may be exercised on or after the payment date on which the AGGREGATE NOTE PRINCIPAL BALANCE is reduced to an amount less than or equal to $62,745,200.00, which is 10% of the original aggregate principal balance of the notes. The redemption price will be equal to the sum of the AGGREGATE NOTE PRINCIPAL BALANCE and accrued and unpaid interest through the day preceding the call date.

REPORTS TO NOTEHOLDERS

    With each distribution to the noteholders, the indenture trustee will prepare and forward to each noteholder a statement, which will include the following information for that payment date:

        (1) the amount of the distribution allocable to interest on each class of the notes;

        (2) the amount of the distribution allocable to principal on each class of the notes;

        (3) the aggregate outstanding principal amount for each class of notes, in each case, after giving effect to all payments reported under (2) above for that payment date;

        (4) the CLASS A INTEREST CARRYOVER SHORTFALL and the CLASS A PRINCIPAL CARRYOVER SHORTFALL, if any, and the change in those amounts from the preceding statement;

        (5) the amount of the servicing fee paid to the servicer for the prior COLLECTION PERIOD; and

        (6) the TARGETED RESERVE ACCOUNT BALANCE and the amount on deposit in the reserve account at the end of the payment date.

    The information furnished under (1) through (4) above will be expressed as a dollar amount per $1,000 in face amount of notes.

EVENTS OF DEFAULT; SERVICER TERMINATION

    The notes are subject to certain events of default as described in the prospectus under "The Trust Documents--Events of Defaults; Rights Upon Event of Default." In addition, the servicer is subject to servicer termination events as described in the prospectus under "The Trust Documents--Servicer Termination Events."

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

    Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

    The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

    On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

    If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

    Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as debt, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "TAXATION OF FOREIGN INVESTORS" below.

    ORIGINAL ISSUE DISCOUNT. It is anticipated that the notes will not have any original issue discount or OID, other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code, generally will not apply to the notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life.

    MARKET DISCOUNT. A subsequent purchaser who buys a note for less than its principal amount may be subject to the market discount rules of section 1276 through 1278 of the Code. If a subsequent purchaser of a note disposes of the note, including some nontaxable dispositions such as a gift, any gain upon the sale or other disposition will be recognized as ordinary income to the extent of any accrued for the period that the purchaser holds the note. Similarly, if a subsequent purchaser receives a principal payment, the amount of that principal payment will be treated as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the note. The holder may instead elect to include market discount in income as it accrues on all debt instruments acquired in the year of acquisition of the notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the note over the purchaser's basis in the note offered immediately after the purchaser acquired the note. In general, market discount on a note will be treated as accruing over the term of the note in the ratio of interest for the current period over the sum of the current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

    The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a note at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.

    However, market discount on a note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the notes and, when each distribution is received, capital gain equal to the discount allocated to the distribution will be recognized.

    MARKET PREMIUM. A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. The holder may amortize the premium, using a constant yield method, over the remaining term of the note and, except as future regulations may otherwise provide, may apply the amortized amounts to reduce the amount of interest reportable for the note over the period from the purchase date to the date of maturity of the note. The amortization of the premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods described above for accrual of market discount on such an obligation. A holder that elects to amortize premium must reduce his tax basis in the obligation by the amount of the aggregate deductions, or interest offsets, allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

    SALE OR REDEMPTION OF NOTES. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note. The adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount included in the seller's gross income in respect of the note, and by any market discount which the taxpayer elected to include in income or was required to include in income, and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a note, either on the date on which the payment is scheduled to be made or as a prepayment, will recognize gain equal to any excess, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, this gain or loss realized by an investor who holds a note as a capital asset within the meaning of Internal Revenue Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

    TAXATION OF FOREIGN INVESTORS. Interest payments including OID, if any, on the notes made to a foreign person, which is a nonresident alien individual, foreign corporation or other non-United States person generally will be portfolio interest. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the trust or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person.

    BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the notes may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the distributions fail to furnish to the payor their taxpayer identification numbers and other required information, or otherwise fail to establish an exemption from tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

    Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                                LEGAL INVESTMENT

    The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

    The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations--ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

    Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

    The sale of notes to a plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                  UNDERWRITING

    Subject to the terms and conditions stated in the underwriting agreement
dated February   , 2000 among the seller, Household Finance Corporation and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the notes stated opposite its name below.

                                             PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                                             AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF
                                             CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4
UNDERWRITERS                                   NOTES         NOTES         NOTES         NOTES
------------                                -----------   -----------   -----------   -----------
Credit Suisse First Boston Corporation....
Banc of America Securities LLC............
Chase Securities Inc......................
J.P. Morgan Securities Inc................

    The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                                              SELLING CONCESSIONS    REALLOWANCE
                                                                 NOT TO EXCEED      NOT TO EXCEED
                                                              -------------------   -------------
Class A-1 Notes.............................................              %                  %
Class A-2 Notes.............................................              %                  %
Class A-3 Notes.............................................              %                  %
Class A-4 Notes.............................................              %                  %

    The underwriters have advised the seller that discretionary sales are not expected to exceed 5% of the principal amount of the securities being offered.

    The seller and Household Finance Corporation have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

    In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

    Some legal matters relating to the notes will be passed upon for the seller by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the servicer, the subservicer and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Some legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

    ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the excess of (1) the aggregate of the PRINCIPAL BALANCE of all auto loans which became LIQUIDATED AUTO LOANs during the immediately preceding COLLECTION PERIOD over (2) the sum of (x) the aggregate amount of NET LIQUIDATION PROCEEDS received by the trustee during the immediately preceding COLLECTION PERIOD and
(y) EXCESS INTEREST for that payment date. The ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT shall in no event be less than zero.

    AGGREGATE NOTE PRINCIPAL BALANCE means, as of any date, the aggregate outstanding principal amount of all the notes on that date.

    AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE means, for any payment date, the excess, if any, of (x) the POOL BALANCE as of the end of the prior COLLECTION PERIOD over (y) the TARGETED OVERCOLLATERALIZATION AMOUNT for that payment date.

    AMOUNT FINANCED means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

    AVAILABLE FUNDS means, for any COLLECTION PERIOD, the sum of (1) the COLLECTED FUNDS for that COLLECTION PERIOD, (2) all purchase amounts deposited in the collection account during that COLLECTION PERIOD, (3) income on investments held in the collection account, (4) the proceeds of any liquidation of the assets of the trust, (5) the lesser of (a) the excess of the aggregate amount determined under items (1)-(4) of "Description of the Notes--Payment Priorities", over the amount on deposit in the collection account and (b) the reserve account balance; provided that for any payment date on which amounts are payable on the Class A-1 Notes under clause (2) of the definition of CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, or clause (3) of that definition to the extent the amount represents amounts not paid under clause (2) on a prior payment date, AVAILABLE FUNDS shall not include amounts withdrawn from the reserve account necessary to make that payment to the extent the withdrawal would result in the reserve account balance being less than $4,596,723.38.

    BUSINESS DAY means, any day other than a Saturday, Sunday or other day on which commercial banks in the States of Illinois and Minnesota are authorized to obligated to be closed.

    CLASS A INTEREST CARRYOVER SHORTFALL means, for any payment date and each class of Class A Notes, the sum of: (1) excess of (a) the applicable CLASS A INTEREST DISTRIBUTABLE AMOUNT for the preceding payment date, over (b) the amount actually paid as interest to the noteholders on the preceding payment date, PLUS (2) interest on that excess, to the extent permitted by law, at a rate per annum equal to the applicable class A note rate from the preceding payment date to but excluding the current payment date.

    CLASS A INTEREST DISTRIBUTABLE AMOUNT means, for any payment date and each class of Class A Notes, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class A Notes at the applicable class A note rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date PLUS (2) the applicable CLASS A INTEREST CARRYOVER SHORTFALL for the current payment date.

    CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, (1) for any payment date prior to the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT, (2) for the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT for that portion of the PRINCIPAL DISTRIBUTABLE AMOUNT required to reduce the principal balance of the Class A-1 Notes to zero, plus (y) the excess of the amount described in clause (3) of this definition for that payment date over the amount described in clause (2) (taking into account payment of the principal balance of the Class A-1 Notes on that payment date), (3) for any payment date after the payment date on which the principal balance of the Class A-1 Notes is reduced to zero until the payment date on which the principal balance of the Class A Notes is reduced to zero, the excess of aggregate outstanding principal balance of the Class A Notes over (y)(A) the outstanding POOL BALANCE as of the end of the prior COLLECTION PERIOD minus (B) the TARGETED OVERCOLLATERALIZATION AMOUNT for that payment date.

    CLASS A PRINCIPAL CARRYOVER SHORTFALL means, for any payment date after the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, the excess of the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT for the preceding payment date over the amount that was actually distributed in respect of principal of the Class A Notes on the preceding payment date.

    CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the sum of: (1) the CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT for the payment date,
(2) the ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, if any, for the payment date, and (3) the CLASS A PRINCIPAL CARRYOVER SHORTFALL for the payment date; HOWEVER, (1) the sum of clauses (1), (2) and (3) shall not exceed the outstanding principal amount of the Class A Notes, and (2) on the final scheduled payment date, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will include the amount, to the extent of the remaining AVAILABLE FUNDS, necessary (after giving effect to other amounts having a higher payment priority on prior payment date) to reduce the outstanding principal amount of the Class A Notes to zero.

    COLLECTED FUNDS means, for any COLLECTION PERIOD, the amount of funds in the collection account representing collections (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges or similar items) on the auto loans during the COLLECTION PERIOD, including all NET LIQUIDATION PROCEEDS collected during the COLLECTION PERIOD (but excluding any purchase amounts).

    COLLECTION PERIOD means, for any payment date other than the first payment date, the calendar month preceding the month in which the payment date occurs, and in the case of the first payment date, the period from the cut-off date through February 29, 2000.

    CRAM DOWN LOSS means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to (1) the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the PRINCIPAL BALANCE of the auto loan as reduced and/or
(2) if the court issues an order reducing the effective rate of interest on the auto loan, the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the net present value--using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order--of the scheduled payments as so modified or restructured. A CRAM DOWN LOSS shall be deemed to have occurred on the date of the order's issuance.

    EXCESS INTEREST means, for a payment date, the excess of (1) interest collections on the auto loans during the preceding COLLECTION PERIOD over
(2) amounts payable on the payment date under clauses (1) through (3) of "Payment Priorities".

    LIQUIDATED AUTO LOAN means, upon the earliest of each of the following to occur, an auto loan as to which (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received.

    MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, an amount equal to that portion of COLLECTED FUNDS representing interest collections on the auto loans and NET LIQUIDATION PROCEEDS for the applicable COLLECTION PERIOD less the sum of: the servicing fee paid to any servicer other than Household Finance Corporation, the fees due to the trustee, and owner trustee, to the extent not paid by the servicer, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the aggregate PRINCIPAL BALANCES of all auto loans which became LIQUIDATED AUTO LOANs during the COLLECTION PERIOD, plus the aggregate amount of CRAM DOWN LOSSES during the COLLECTION PERIOD.

    NET LIQUIDATION PROCEEDS means, with respect to LIQUIDATED AUTO LOANs,
(1) proceeds from the disposition of the underlying financed vehicle securing the LIQUIDATED AUTO LOANs, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower,
(2) any insurance proceeds, or (3) other monies received from the borrower or otherwise.

    POOL BALANCE means, as of any date of determination, the aggregate PRINCIPAL BALANCES of the auto loans, unless otherwise specified, as of the close of business on the preceding BUSINESS DAY.

    PRINCIPAL AMOUNT AVAILABLE means, for any payment date, the amount remaining in the collection account after the payment of the amounts listed in
(1) through (3) of "Description of the Notes--Payment Priorities", MINUS the RESERVE ACCOUNT DEPOSIT AMOUNT for the payment date.

    PRINCIPAL BALANCE means, with respect to any auto loan, as of any date, the AMOUNT FINANCED minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any CRAM DOWN LOSS in respect of the auto loan. The PRINCIPAL BALANCE of a LIQUIDATED AUTO LOAN or a purchased receivable shall be zero.

    PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the lesser of
(A) the PRINCIPAL AMOUNT AVAILABLE and (B) the excess, if any, of (1) the AGGREGATE NOTE PRINCIPAL BALANCE immediately prior to the payment date over
(2) the AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE for the payment date.

    RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, the lesser of:
(x) the MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT for that payment date and
(y) the RESERVE ACCOUNT SHORTFALL AMOUNT for that payment date.

    RESERVE ACCOUNT SHORTFALL AMOUNT means, for any payment date, the excess of:
(x) the TARGETED RESERVE ACCOUNT BALANCE for that payment date and (y) the amount on deposit in the reserve account as of the beginning of that payment date.

    TARGETED CREDIT ENHANCEMENT AMOUNT means, for any payment date, 38.00% of the outstanding POOL BALANCE as of the end of the applicable COLLECTION PERIOD.

    TARGETED OVERCOLLATERALIZATION AMOUNT means, for any payment date, the excess (but not less than zero), if any, of: (1) the TARGETED CREDIT ENHANCEMENT AMOUNT over (2) the TARGETED RESERVE ACCOUNT BALANCE.

    TARGETED RESERVE ACCOUNT BALANCE means, for any payment date, the lesser of:
(1) the greater of (a) 3% of the outstanding POOL BALANCE as of the end of the applicable COLLECTION PERIOD, and (b) $18,386,893.51 (2% of the POOL BALANCE as of the cut-off date) and (2) the AGGREGATE NOTE PRINCIPAL BALANCE.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust IV

    We have audited the accompanying balance sheet of Household Automotive Trust IV as of February 10, 2000. This financial statement is the responsibility of the trust's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Household Automotive Trust IV as of February 10, 2000, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
February 10, 2000

                         HOUSEHOLD AUTOMOTIVE TRUST IV
                                 BALANCE SHEET

                                     ASSETS

Cash........................................................  $1,000
                                                              ------
Total assets................................................  $1,000
                                                              ======

                        LIABILITIES AND TRUST PRINCIPAL

Interest in the trust.......................................  $1,000
                                                              ------
Total liabilities and trust principal.......................  $1,000
                                                              ======

    The accompanying notes are an integral part of this financial statement.

                         HOUSEHOLD AUTOMOTIVE TRUST IV
                          NOTES TO FINANCIAL STATEMENT

1. NATURE OF OPERATIONS:

    Household Automotive Trust IV, was formed in the State of Delaware on February 8, 2000. The trust has been inactive since that date.

    The trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2. CAPITAL CONTRIBUTION:

    Household Auto Receivables Corporation purchased, for $1,000, a 100% beneficial ownership interest in the trust.

                 (This page has been left blank intentionally.)

PROSPECTUS

                          HOUSEHOLD AUTOMOTIVE TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                               ------------------

THE SECURITIES--

  - will be issued from time to time in series;

  - will be issued by trusts established by Household Auto Receivables Corporation;

  - will be backed by a pool of auto loans held by the issuing trust;

  - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

  - may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS--

The assets of each trust will primarily consist of a pool of auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.
--------------------------------------------------------------------------------
YOU ARE ENCOURAGED TO READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.
These securities are auto receivable asset-backed securities which represent interests in or obligations of the trust issuing a series of securities and are not interests in or obligations of any other person or entity.
Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.
Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 28, 1999

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

    This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                               TABLE OF CONTENTS

                                       Page
Summary of Terms.....................    1
Risk Factors.........................    4
Trust Assets.........................    8
The Trustee..........................    8
The Servicer.........................    8
The Subservicer......................    9
The Seller...........................    9
The Automobile Financing Business of
  the Subservicer....................   10
  General............................   10
  Application Processing and
    Purchasing Criteria..............   10
  Funding Package Completion,
    Verification and Funding.........   11
  Post-Funding Quality Reviews.......   11
  Servicing of Contracts.............   11
  Billing and Collection Process.....   12
  Repossession.......................   12
  Payment Terms of the Auto Loans....   13
  Insurance..........................   14
Description of the Securities........   14
  General Payment Terms of
    Securities.......................   15
  Payment Date Distributions.........   15
  Determination of Principal and
    Interest on the Securities.......   16
  Fixed Rate Securities..............   16
  Floating Rate Securities...........   16
  Indexed Securities.................   17
  Scheduled Amortization Securities;
    Companion Securities.............   17
  Maturity and Prepayment
    Considerations...................   18
  Yield Considerations...............   18
  Book-Entry Registration............   19
  Definitive Securities..............   22
  Credit and Cash Flow
    Enhancements.....................   23
The Trust Documents..................   23
  Sale of Auto Loans by the
    Subservicer to the Seller........   23
  Representations and Warranties of
    the Subservicer..................   24
  Transfer and Assignment of the Auto
    Loans by the Seller to the
    Trust............................   24
  Representation and Warranties of
    the Seller; Repurchase
    Obligation.......................   24
  Payments on Auto Loans; Deposits to
    Collection Account...............   26
  Collection and Other Servicing
    Procedures.......................   28

                                       Page
  Servicing Compensation and Payment
    of Expenses......................   28
  Evidence as to Compliance..........   28
  Certain Matters Regarding the
    Servicer and the Seller..........   29
  Servicer Termination Event.........   29
  Rights Upon Servicer Termination
    Event............................   30
  Amendment..........................   30
  Events of Default; Rights Upon
    Event of Default.................   30
  Certain Covenants of Each Trust....   32
  Certain Matters Regarding the
    Trustee and the Trust............   32
  Limitation on Liability of the
    Trustee..........................   33
  Resignation of Trustee.............   33
Legal Aspects Of The Auto Loans......   33
  Security Interest in Vehicles......   33
  Repossession.......................   35
  Notice of Sale; Redemption
    Rights...........................   35
  Deficiency Judgments and Excess
    Proceeds.........................   35
  Consumer Protection Laws...........   36
  Soldiers' and Sailors' Civil Relief
    Act of 1940......................   36
  Other Limitations..................   37
Material Federal Income Tax
  Considerations.....................   37
  General............................   37
  Grantor Trust Securities...........   37
  Debt Securities....................   39
  Partnership Interests..............   39
  FASIT Securities...................   41
  Discount and Premium...............   43
  Backup Withholding.................   46
  Foreign Investors..................   46
State Tax Considerations.............   47
ERISA Considerations.................   48
  General............................   48
  ERISA Considerations regarding
    Securities which are
    Certificates.....................   48
  ERISA Considerations regarding
    Securities which are Notes.......   50
  Consultation With Counsel..........   50
Methods of Distribution..............   51
Legal Matters........................   51
Clearance, Settlement and Tax
  Documentation Procedures...........  A-1

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

THE TRUSTS

Each series of securities will be issued by a separate trust.

SELLER

Household Auto Receivables Corporation, a Nevada corporation. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

Household Finance Corporation, a Delaware corporation. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60010.

SUBSERVICER

Household Automotive Finance Corporation, a Delaware corporation. The address of the subservicer is 11452 El Camino Real, Suite 400, San Diego, California 92130.

THE SECURITIES

The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities:

- may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

- may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

- may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

- may be entitled to receive interest at a fixed rate or a variable rate; and

- may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Interest only and principal only securities are subject to investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

TRUST PROPERTY

Each trust will hold:

- a pool of auto loans, each of which will be secured by new or used automobiles, vans and light duty trucks;

- amounts held in trust accounts; and

- forms of credit support, if applicable.

You will find a description of the pool of auto loans in the prospectus supplement. The seller will have purchased the auto loans from the subservicer and will sell them to the trust. If a trust has not purchased all of the auto loans at the time you purchase your securities, it will purchase the remainder from the subservicer over a period specified in the prospectus supplement. Some trusts may, during a specified time period, use principal collections on its auto loans to purchase additional auto loans.

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the auto loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement such as the following:

- the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

- the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

- the allocation of losses on the auto loans to the lower classes of securities;

- the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

- swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

- repurchase or put obligations;

- yield supplement agreements; and

- other arrangements similar to those described above.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

PRE-FUNDING FEATURE

A trust may enter into agreements with the seller, in which the seller will sell additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

- debt secured by the underlying auto loans;

- interests in a trust which is treated as a partnership; or

- REGULAR INTERESTS or HIGH-YIELD INTERESTS in a trust treated as a financial asset securitization investment conduit or, FASIT under the Internal Revenue Code.

We suggest that you review "Material Federal Income Tax" Consequences beginning on page 37 in this prospectus and in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 48 in this prospectus and in the prospectus supplement.

RATING

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF ANY CLASS OF SECURITIES. YOU SHOULD ALSO CONSIDER THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES, AND  A secondary market for these securities is
  MAY HAVE TO HOLD YOUR SECURITIES TO MATURITY    unlikely to develop. If it does develop, it may
  EVEN THOUGH YOU MAY WANT TO SELL THEM.          not provide you with sufficient liquidity of
                                                  investment or continue for the life of these
                                                  securities. The underwriters may establish a
                                                  secondary market in the securities, although no
                                                  underwriter will be obligated to do so. The
                                                  securities are not expected to be listed on any
                                                  securities exchange or quoted in the automated
                                                  quotation system of a registered securities
                                                  association.

                                                  Issuance of the securities in book-entry form may
                                                  also reduce the liquidity in the secondary trading
                                                  market, since some investors may be unwilling to
                                                  purchase securities for which they cannot obtain
                                                  definitive physical securities.

PREPAYMENTS ON THE AUTO LOANS COULD CAUSE YOU TO  -  The yield to maturity of the securities may be
  BE PAID EARLIER THAN YOU EXPECT, WHICH MAY         adversely affected by a higher or lower than
  ADVERSELY AFFECT YOUR YIELD TO MATURITY.           anticipated rate of prepayments on the auto
                                                     loans. If you purchase a security at a premium
                                                     based on your expectations as to its maturity
                                                     or weighted average life, and the security pays
                                                     principal more quickly than you expected, your
                                                     yield will be reduced and you may not recover
                                                     the premium you paid. In addition, if you
                                                     purchase a security at a discount based on your
                                                     expectations as to its maturity or weighted
                                                     average life, and the security pays principal
                                                     more slowly than you expected, your yield will
                                                     be lower than you anticipated.

                                                  -  The yield to maturity on interest only
                                                  securities will be extremely sensitive to the rate
                                                     of prepayments on the auto loans. If the auto
                                                     loans prepay very quickly the yield on an
                                                     interest-only security could be dramatically
                                                     reduced.

                                                  -  The auto loans may be prepaid in full or in
                                                  part at any time.

                                                  -  We cannot predict the rate of prepayments of
                                                  the loans, which is influenced by a wide variety
                                                     of economic, social and other factors,
                                                     including prevailing interest rates, the
                                                     availability of alternative financing, local
                                                     and regional economic conditions and certain
                                                     natural disasters such as floods, hurricanes,
                                                     earthquakes and tornadoes. Therefore, we can
                                                     give no assurance as to the level of
                                                     prepayments that a trust will experience.

                                                  -  One or more classes of securities of any series
                                                  may be subject to optional or mandatory redemption
                                                     in whole or in part, on or after a specified
                                                     date, or on or after the time when the
                                                     aggregate outstanding principal amount of the
                                                     auto loans or the securities is less than a
                                                     specified amount or percentage.

                                                  -  One or more classes of securities of any series
                                                  may be subject to optional or mandatory redemption
                                                     in whole or in part, on or after a specified
                                                     date, or on or after the time when the
                                                     aggregate outstanding principal amount of the
                                                     auto loans or the securities is less than a
                                                     specified amount or percentage.

                                                  -  Since prevailing interest rates are subject to
                                                     fluctuation, there can be no assurance that you
                                                     will be able to reinvest these amounts at a
                                                     yield equaling or exceeding the yield on your
                                                     securities. You will bear the risk of
                                                     reinvesting unscheduled distributions resulting
                                                     from a redemption.

NON-PRIME AUTO LOAN POOLS WILL INCUR HIGHER       A loan is usually considered non-prime because the
  LOSSES THAN PRIME AUTO LOAN POOLS.              borrower has limited income, past credit problems,
                                                  such as prior bankruptcy or a history of
                                                  delinquent payments on other debt, or a limited or
                                                  no credit history. Non-prime loans experience a
                                                  higher rate of delinquency and loss than prime
                                                  loans.

                                                  Non-prime loans frequently finance the purchase of
                                                  used vehicles. Because the value of a used vehicle
                                                  is more difficult to determine, upon sale of a
                                                  repossessed vehicle, a greater loss may be
                                                  incurred.

                                                  The added risk presented by non-prime auto loans
                                                  is considered in structuring the issuances of
                                                  securities. However, we can give no assurance that
                                                  the structure established will be adequate to
                                                  prevent losses to some or all of the
                                                  securityholders.

SECURITY INTERESTS MAY NOT BE PERFECTED, WHICH    The certificates of title for the financed
  COULD ALLOW OTHERS SUPERIOR RIGHTS TO THE       vehicles will be held by the subservicer. The
  TRUST ASSETS.                                   certificates of title will not be endorsed or
                                                  amended to identify the secured party. Because
                                                  this will not be done, the security interests may
                                                  be defeated through fraud, forgery, negligence or
                                                  error and will not be perfected in every state. If
                                                  someone has a security interest in a vehicle that
                                                  is superior to the interest of the trustee, you
                                                  could experience delays in payments or a loss on
                                                  your investment in the securities.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY      Auto lending is regulated at both the federal and
  LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON   state levels and violations of these laws,
  THE AUTO LOANS.                                 policies and principles may limit the ability of
                                                  the servicer to collect all or part of the amounts
                                                  due on the auto loans, may entitle the borrower to
                                                  a refund of amounts previously paid and, in
                                                  addition, could subject the trust, as the

                                                  owner of the auto loan, to claims for damages and
                                                  to administrative enforcement. The occurrence of
                                                  any of the foregoing could cause losses on your
                                                  securities.

INSOLVENCY OF THE SELLER OR SUBSERVICER MAY       In some circumstances, a bankruptcy of the seller
  REDUCE OR DELAY PAYMENTS TO SECURITYHOLDERS.    or subservicer may delay or reduce payments to
                                                  securityholders. In the event of a bankruptcy of
                                                  the subservicer or the seller, a court or
                                                  bankruptcy trustee could conclude the subservicer
                                                  or seller still owns the auto loans or that the
                                                  seller, the subservicer and the trust are all a
                                                  single entity for bankruptcy purposes. If a court
                                                  or bankruptcy trustee would reach either of these
                                                  conclusions, you could experience delays in
                                                  payments or a loss on your investment in the
                                                  securities.

                                                  We have taken steps in structuring the
                                                  transactions contemplated by this prospectus to
                                                  minimize these bankruptcy risks. Our legal counsel
                                                  has advised us that a court would not order a
                                                  consolidation of the seller, subservicer and the
                                                  trust for bankruptcy purposes or determine that
                                                  the sale of the auto loans to the seller was
                                                  actually a pledge rather than a sale.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE      There is no recourse for losses against the
  SELLER, SERVICER OR SUBSERVICER FOR LOSSES.     servicer, subservicer or seller. The securities
                                                  represent obligations solely of the issuing trust.
                                                  No securities will be guaranteed by the seller,
                                                  the servicer, or the trustee. Consequently, if
                                                  payments on the auto loans, and to the extent
                                                  available, any credit enhancement, are
                                                  insufficient to pay the securities in full, you
                                                  have no rights to obtain payment from the
                                                  servicer, subservicer or seller.

INSURANCE ON VEHICLES MAY NOT BE MAINTAINED,      At the time the subservicer purchases the auto
  WHICH MAY LEAD TO LOSSES ON THE AUTO LOANS.     loans from the dealers it requires that the
                                                  borrowers have theft and damage insurance on the
                                                  vehicles. There can be no assurance that the
                                                  borrower will maintain the insurance coverage on
                                                  the vehicle. The subservicer will not obtain
                                                  insurance coverage without the consent of the
                                                  borrower if it learns that a vehicle is uninsured.
                                                  If an uninsured loss occurs and the borrower
                                                  defaults on the auto loan at a time when the
                                                  overcollateralization or subordination provisions
                                                  are not sufficient to ensure payments are made to
                                                  securityholders, securityholders may be subject to
                                                  a delay in receiving payments or a loss on their
                                                  investment in the securities.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY THE    The ratings assigned to the securities will be
  RATING AGENCIES MAY BE LOWERED OR WITHDRAWN AT  based on, among other things, the adequacy of the
  ANYTIME, WHICH MAY AFFECT YOUR ABILITY TO SELL  assets of the trust and any credit enhancement for
  YOUR SECURITIES.                                a series of securities. Any rating which is
                                                  assigned may not remain in effect for any given
                                                  period of time or may be lowered or withdrawn
                                                  entirely by the rating agencies if, in their
                                                  judgment, circumstances in the future so warrant.

                                                  Ratings may also be lowered or withdrawn because
                                                  of an adverse change in the financial or other
                                                  condition of a provider of credit enhancement or a
                                                  change in the rating of a credit enhancement
                                                  provider's long term debt at any time, which may
                                                  affect your ability to sell your securities.

INABILITY OF THE SELLER OR SERVICER TO PURCHASE   If a representation and warranty concerning an
  AUTO LOANS FROM THE TRUST WHEN A                auto loan is breached, the transaction documents
  REPRESENTATION OR WARRANTY IS BREACHED MAY      require either the seller or the servicer to
  CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.   purchase the loan from the trust. If the seller or
                                                  servicer, as applicable, is unable to purchase
                                                  such auto loans and no other party is obligated to
                                                  perform or satisfy these obligations, you may
                                                  experience delays in receiving payments and
                                                  losses.

SUBORDINATION OF CERTAIN SECURITIES MAY RESULT    Distributions on one or more classes of securities
  IN REDUCED PAYMENTS TO THOSE SECURITIES.        of a series may be subordinated in priority of
                                                  payment to distributions on one or more other
                                                  classes of securities. Subordination of a class of
                                                  securities has the effect of increasing the
                                                  likelihood of payment on the senior classes of
                                                  securities in that series and decreasing the
                                                  likelihood of payment on that subordinated class
                                                  of securities.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE LIMITED  Credit enhancement may be provided in limited
  IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY   amounts to cover some, but not all, types of
  NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS  losses on the auto loans and may reduce over time
  ON YOUR INVESTMENT.                             in accordance with a schedule or formula.
                                                  Furthermore, credit enhancement may provide only
                                                  very limited coverage as to some types of losses,
                                                  and may provide no coverage as to other types of
                                                  losses. Credit enhancement does not guarantee any
                                                  specified rate of prepayments, which is one of the
                                                  principal risks of your investment. The amount and
                                                  types of credit enhancement coverage, the
                                                  identification of any entity providing the credit
                                                  enhancement, the terms of any subordination and
                                                  any other information will be described in the
                                                  accompanying prospectus supplement.

                                  TRUST ASSETS

    We will establish a separate trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated by the dealers and purchased by the subservicer according to the subservicer's agreements with the dealers.

    The property of each trust will include:

    - the pool of auto loans for new and used automobiles, vans and light duty trucks;

    - any amounts in the accounts established for that trust;

    - security interests in the financed vehicles;

    - rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

    - contract rights against dealers and against the seller, servicer and subservicer for breaches of representations or warranties relating to the auto loans.

                                  THE TRUSTEE

    The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                  THE SERVICER

    Household Finance Corporation will act as the servicer for the auto loans. The servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The servicer is a subsidiary of Household International, Inc.

    The servicer and its subsidiaries offer a diversified range of financial services. The principal product of the servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first and second mortgages, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail and telemarketing efforts. The servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

    Through banking subsidiaries, the servicer also offers both MasterCard* and VISA* credit cards to residents throughout the United States. Through its subsidiaries, the servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

------------------------

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA, USA, Inc., respectively.

    Where permitted by law, the servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the servicer's insurance affiliates.

    The servicer also operates a cooperative program with H&R Block Tax Services, Inc. and some of its franchises and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

    As of September 30, 1999, the servicer had approximately $44.8 billion in total assets, approximately $39.0 billion in total liabilities and approximately $5.8 billion in shareholder's equity. The servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

                                THE SUBSERVICER

    The subservicer, Household Automotive Finance Corporation, is a Delaware corporation. It was formed in a merger between a subsidiary of Household International, Inc. and ACC Consumer Finance Corporation. The merger closed on October 21, 1997, and ACC changed its name to Household Automotive Finance Corporation shortly thereafter. ACC was the successor to a California corporation also named ACC Consumer Finance Corporation which was formerly named American Credit Corporation. The principal executive offices of the subservicer are at 11452 El Camino Real, Suite 400, San Diego, California 92130.

    The subservicer is an automobile finance company specializing in the indirect financing of auto sales contracts to consumers with non-prime credit. Through a subsidiary, the subservicer also offers auto loans directly to consumers. The indirect lending program provides automobile dealers with an alternative source of financing for those consumers who typically are not qualified to use the dealer's traditional financing sources, such as banks. Under this program, the subservicer purchases auto loans from originating automobile dealers.

    The subservicer is licensed, where required, to purchase and service auto loans. The subservicer is not subject to any legal proceedings which are expected to have a material impact on its business or financial condition.

                                   THE SELLER

    The seller, Household Auto Receivables Corporation, was incorporated in the State of Nevada on March 25, 1998. It is a wholly-owned special purpose subsidiary of the servicer, Household Finance Corporation. The seller was organized for the special purposes of engaging in the type of transactions described in this prospectus and any activities which help accomplish those purposes. Neither the servicer's nor the seller's board of directors intends to change the business purpose of the seller. The seller's principal executive office is at 1111 Town Center Drive, Las Vegas, Nevada 89134. As of the date of this prospectus, the seller is not subject to any legal proceedings.

    The seller has purchased or will purchase non-prime auto loan contracts secured by new and used automobiles, light duty trucks and vans from the subservicer. The seller will sell each auto loan to the trust at a price equal to its principal balance.

    Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

              THE AUTOMOBILE FINANCING BUSINESS OF THE SUBSERVICER

GENERAL

    The automobile financing business of the subservicer consists of (1) the purchase of auto loans of non-prime borrowers from a network of automobile dealers and (2) the origination through a subsidiary of the subservicer of auto loans made directly to non-prime borrowers. NON-PRIME BORROWERS are borrowers who are unable to obtain automobile financing from traditional sources because of limited credit history or past credit problems including bankruptcy, chargeoffs or other derogatory credit events. Approximately 95% of the dealers are franchisees of major automobile manufacturers. The auto loans are secured by new or used automobiles, light duty trucks and vans. They typically bear a higher APR than charged by traditional sources of financing.

APPLICATION PROCESSING AND PURCHASING CRITERIA

    The subservicer markets its services to dealers under several different programs and uses a tiered pricing structure designed to price loans according to the borrower's credit characteristics. For example, there are different programs for borrowers with limited credit histories and for borrowers who have been the subject of a bankruptcy that was discharged within the last five years. In addition, borrowers meeting progressively more stringent credit criteria are offered more favorable rates under other programs.

    The subservicer's application processing is conducted in five regional credit centers. It focuses solely on underwriting customer applications forwarded by dealers, typically by facsimile. Upon receipt of an application, a credit officer reviews the application and obtains a credit history from a credit reporting bureau. Then, a conditional underwriting decision is made in one of two ways. If the application meets certain criteria, then the decision is made by an automated application decision model. If not, the decision is made by a credit officer after evaluating the credit bureau data, whether the application meets the criteria under the subservicer's policy guidelines and its proprietary credit scoring model. Despite deficiencies that may exist in a borrower's credit history, the credit scoring model predicts future delinquency and credit loss based on statistical modeling of the subservicer's historical portfolio. The criteria under the subservicer's policy guidelines include the following factors: the borrower's residence stability; employment stability; income level relative to expenses; and past performance on automobile-related debt. Once a conditional underwriting decision is made, a funding package is sent to a centralized funding facility. The funding package includes the application, contract, title transfer, customer agreement to provide insurance, and other information necessary to fund the contract.

    Among other things, the contract must be fully amortizing, provide for level payments over the term of the contract, grant a first priority security interest in the financed vehicle to the subservicer, prohibit the sale or transfer of the financed vehicle without the subservicer's consent, and allow for acceleration of maturity of the contract if the vehicle is sold or transferred without this consent. The portions of payments on contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

    Currently, for new vehicles, the subservicer finances up to 115% of the dealer's invoice price, plus taxes, license fees, insurance, any dealer handling or documentation charges, and the cost of any service contract. For used vehicles, the subservicer finances up to 115% of the value quoted in industry-accepted used car guides (such as the Kelly Wholesale Blue Book), plus the same additions as for new vehicles. In each case, the total amount financed does not exceed 150% of the invoice or wholesale value as quoted in the used car guide. The maximum amount financed does not exceed $30,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

    The amount of the required downpayment varies by program. For qualifying borrowers with better credit profiles, no downpayment is currently required while other programs require a minimum downpayment of $1,000. The value of a trade-in vehicle (as determined by industry accepted used car guides) may be applied to the downpayment; however, manufacturer rebates may not be applied toward the required downpayment.

FUNDING PACKAGE COMPLETION, VERIFICATION AND FUNDING

    After receiving an approval from one of the subservicer's regional credit centers, the dealers compile a set of documents that are consistent with the subservicer's documentation requirements. Then, they send funding packages to the subservicer's central funding group in San Diego, California. The subservicer generally requires that funding packages include verification of the borrower's income, an agreement of the borrower to obtain insurance and evidence that application has been made to transfer title.

    The subservicer's funding department reviews each contract and verifies the application data and contract documentation. The funding department also confirms or reconfirms the borrower's employment, the terms of the contract, the source of the down payment and the equipment on the vehicle. The subservicer requires a telephone interview of the borrower prior to funding a contract if the borrower is a higher credit risk. The subservicer believes this process reduces the risk of misrepresentation by dealers and/or borrowers and provides a basis for future borrower contact.

    The subservicer may return the funding package if it does not comply with the terms of the initial approval or contains facts that were not disclosed during the approval process. As an additional quality control check, the subservicer's data processing systems perform an automated review of the contracts and identify any characteristics that do not comply with the subservicer's minimum underwriting standards.

POST-FUNDING QUALITY REVIEWS

    The subservicer uses its automated systems to continue to monitor contracts after funding. In addition, on-going quality control reviews of the newly-purchased contracts are performed weekly for each of the subservicer's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of contract documentation. On a weekly basis, reports are prepared which summarize policy exceptions, processing errors, documentation deficiencies and credit decisions which are considered overly aggressive by the subservicer's quality control manager.

SERVICING OF CONTRACTS

    The subservicer services all of the contracts it purchases or originates. The subservicer's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. The subservicer services all contracts in accordance with policies and procedures established by the subservicer in consultation with the servicer, from time to time. In accordance with these policies and procedures and reasonable commercial practice, the subservicer may take appropriate action in its discretion, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and contract restructuring. The subservicer's current policies require that the aggregate of all extensions on a contract may not exceed six months over the life of the contract and two months in any contract in a consecutive twelve month period.

    An auto loan is considered contractually delinquent if less than 90% of the required payment due from the borrower has been received by the subservicer. Generally, auto loans that are more than 31 days delinquent may be extended once during a six month period after the borrower makes, in one or more payments, at least 90% of one required payment in either the current or prior month. If partial payments are aggregated, all these payments must be made within a 30 day period. When a loan is extended, it is no longer considered delinquent. Under the subservicer's current policies, an auto loan will generally be charged-off upon the earlier of:

    - the elapse of 90 days since the financed vehicle was repossessed;

    - a good faith determination that all amounts expected to be recovered have been received;

    - if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent; or

    - the date on which the financed vehicle has been sold and the proceeds received.

    The delinquency and charge-off policies and collection practices discussed in this prospectus may change over time in accordance with the business judgment of the subservicer and the servicer, changes in applicable laws and regulations, and other considerations.

BILLING AND COLLECTION PROCESS

    The subservicer sends each borrower a monthly bill, rather than using payment coupon books. All payments are directed to a lock-box account at a bank affiliated with the subservicer. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. Borrower payment data is simultaneously electronically transferred to the subservicer for posting to computerized records.

    The subservicer's collection process aims to closely monitor contracts and maintain frequent contact with borrowers. As part of this process, the subservicer makes early, frequent contact with delinquent borrowers in an attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment.

    The subservicer maintains a collection software package with customized features designed for high-intensity collection operations. The package includes a high-penetration autodialer, which the subservicer uses to contact each borrower whose account becomes past due. In addition to telephonic contact, the subservicer also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, the subservicer uses the Western Union Quick Collection Service to collect borrowers' payments and to reduce the incidence of bad checks. The subservicer believes that these proactive steps in the collection process reduce its repossession rates and loss levels.

REPOSSESSION

    The subservicer repossesses a vehicle when it believes that the resolution of a delinquency is not likely generally when the borrower is 80 days delinquent, or when the collateral is at risk. The subservicer makes these judgments based upon discussions with borrowers, the ability or inability to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. The subservicer uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces SKIPS, which are situations where neither the borrower nor the vehicle can be located, to assist them in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of repossession. The subservicer generally uses its own staff to pursue recoveries of deficiency balances, but it may also use outside collection agencies which share in any recoveries. If the subservicer has reason to believe that a dealer violated any representations or warranties made to the subservicer on a defaulted contract, the subservicer may pursue its remedies against the dealer under the dealer agreement.

    The subservicer expects that a charge-off will be incurred whenever a vehicle is repossessed. Unless a determination is made to charge-off a contract earlier, upon sale of a repossessed vehicle, the subservicer records a net loss equal to the outstanding principal balance of the auto loan, less the proceeds from the sale of the vehicle.

    If an auto loan becomes 150 days delinquent, but is not in bankruptcy, and the subservicer has repossessed the vehicle, but not yet received the sale proceeds, then the subservicer reports a loss equal to the outstanding principal balance of the contract, less the estimated auction value of the vehicle and any expected insurance recoveries. The estimated auction value is based upon wholesale used car values published by nationally recognized firms. If a contract becomes 150 days delinquent or 210 days delinquent, in the case of a bankrupt borrower, and the subservicer has not repossessed the vehicle, then the subservicer records a loss equal to the outstanding principal balance of the contract. Any recoveries received subsequent to the contract being charged-off, including amounts from the borrower's insurance policies or service contracts, from dealers under a breach of the dealer agreements or from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

PAYMENT TERMS OF THE AUTO LOANS

    Each auto loan provides for the allocation of payments according to the SIMPLE INTEREST method or the ACTUARIAL METHOD. The scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the simple interest borrower makes no early or late payments.

    Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

    Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate of interest, commonly known as annual percentage rate or APR, of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments the borrower may be subject to a late charge.

    Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

INSURANCE

    The subservicer requires that theft and physical damage insurance policies be maintained by the borrowers naming the subservicer as the loss payee. Currently, the maintenance of this insurance is monitored by a third party. The subservicer does not force-place insurance.

    The subservicer maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                         DESCRIPTION OF THE SECURITIES

    The securities will be issued in series. The following summaries describe the material provisions of the securities.

    The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust.

    Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

    A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

    A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

    A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

    Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the RESIDUAL INTEREST, SELLER'S INTEREST OR THE GENERAL PARTNERSHIP INTEREST, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

    The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

    - the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

    - a statistical profile of the auto loans backing that series;

    - the terms of any credit enhancement for that series;

    - a description of other material assets in the trust, including any reserve fund;

    - the final scheduled distribution date of each class of securities;

    - the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

    - the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

    - additional information about the plan of distribution of the securities;
      and

    - the federal income tax characterization of the securities.

GENERAL PAYMENT TERMS OF SECURITIES

    Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.

    The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the COLLECTION PERIOD, prior to each payment date. Interest accrued and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

    The agreements may provide that all or a portion of the principal collected on the auto loans may be applied by the trustee to the acquisition of subsequent auto loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a REVOLVING PERIOD, which will be followed by an AMORTIZATION PERIOD, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

    None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, the servicer, the subservicer, the trustee, or any of their respective affiliates.

PAYMENT DATE DISTRIBUTIONS

    On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

    The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365.

    On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

    For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

    Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series, and the credit enhancement provider, will be required to fund the deficiency.

FIXED RATE SECURITIES

    Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

FLOATING RATE SECURITIES

    Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the BASE RATE, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The SPREAD is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the SPREAD MULTIPLIER is the percentage that may be specified in the prospectus supplement as being applicable to such class.

    The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

    As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate:
(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

    Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

    The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

INDEXED SECURITIES

    Any class of securities may consist of securities in which the INDEXED PRINCIPAL AMOUNT, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an INDEX, which will be related to one of the following:

    - the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

    - the difference in the price of a specified commodity on specified dates;

    - the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates;

    - such other objective price or economic measure as is described in the prospectus supplement. The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

    If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

    Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

    The securities may include one or more classes of SCHEDULED AMORTIZATION SECURITIES and COMPANION SECURITIES. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

MATURITY AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

    Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the seller or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

    Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

YIELD CONSIDERATIONS

    The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

    A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an AVAILABLE FUNDS CAP, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

    The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security principal more slowly than you expected, your yield will be lower than you anticipated.

    The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

    The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

BOOK-ENTRY REGISTRATION

    The securities are sometimes referred to in this prospectus as BOOK-ENTRY SECURITIES. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in the prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Cedelbank or the Euroclear System, in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the HOLDER of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Cedelbank or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

    The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Cedelbank or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

    Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will conform with DTC rules. Transfers between Cedelbank participants and Euroclear participants will conform with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European depositaries.

    Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 38 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository,

Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

    Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

    Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

    DTC has advised the seller and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

    None of the trust, the seller, the servicer, the insurer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

    The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

    If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

    Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CREDIT AND CASH FLOW ENHANCEMENTS

    The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

    - an insurance policy;

    - subordination of one or more classes of securities;

    - reserve accounts;

    - overcollateralization;

    - letters of credit;

    - credit or liquidity facilities;

    - third party payments or other support;

    - surety bonds;

    - guaranteed cash deposits;

    - swap contracts, including interest rate and currency swaps; or

    - other arrangements or any combination of two or more of the above.

    Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

                              THE TRUST DOCUMENTS

    Each series of securities will be issued under one or more TRUST DOCUMENTS which term refers to pooling and servicing agreements, trust agreements, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

SALE OF AUTO LOANS BY THE SUBSERVICER TO THE SELLER

    The subservicer will sell to the seller all its right, title and interest in and to all of the auto loans. The purchase price of the auto loans will be not less than the principal amount as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in the future performance of the auto loans.

    The subservicer will indicate in its computer files that the auto loans have been sold to the seller and that the auto loans have been further sold or transferred by the seller to the trust. In addition, the subservicer will provide to the seller a computer file or a microfiche list containing a true and complete list showing each auto loan, identified by account number and by total outstanding balance on the date the auto loans was sold to the seller. In its capacity as subservicer, the subservicer has retained possession of the records and agreements relating to the auto loans. The records and agreements will not be segregated by the subservicer from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the seller. However, the computer records of the subservicer are or will be marked to evidence the sale or transfer. The subservicer will file a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

REPRESENTATIONS AND WARRANTIES OF THE SUBSERVICER

    In the trust documents, the subservicer will represent and warrant to the seller to the effect, among other things, that:

    - each auto loan satisfies the eligibility criteria;

    - the sale constitutes a valid sale to the seller of all right, title and interest of the subservicer in and to the auto loans, and the security interests in the financed vehicles, or, if held not to constitute a sale, constitutes a grant of a security interest in the auto loans;

    - the sale constitutes a valid sale to the seller of all right, title and interest in and to any service contracts on financed vehicles and rights against dealers under dealer agreements; and

    - the sale constitutes a valid sale to the seller of all right, title and interest in and to any physical damage, credit life or disability insurance policies covering financed vehicles or borrowers.

    If the breach of any of the subservicer's representations and warranties results in the obligation of the seller to repurchase auto loans, either the seller, or at the seller's election, the subservicer, will repurchase the affected auto loans for an amount equal to the unpaid principal balance, plus accrued and unpaid finance charges from the last date billed through the end of the current collection period.

TRANSFER AND ASSIGNMENT OF THE AUTO LOANS BY THE SELLER TO THE TRUST

    On the closing date for a series, the seller will transfer and assign to the trust, without recourse, its entire interest in the auto loans, including its security interests in the financed vehicles. Each of these auto loans will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to the purchase of the auto loans from the seller and, if applicable, to the deposit of the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be sold by the seller to the applicable trust from time to time during any pre-funding period.

REPRESENTATION AND WARRANTIES OF THE SELLER; REPURCHASE OBLIGATION

    If the seller breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee, the seller will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The seller will be obligated to repurchase the auto loans if its breach is not cured by the last day of the second calendar month following the discovery by or notice to the seller of the breach.

    The representations and warranties made by the seller under the trust documents state that each auto loan:

    - was originated by a properly licensed dealer in the ordinary course of business, purchased by the subservicer pursuant to a dealer agreement, sold to the seller, assigned to the trust and then assigned by the trust to the trustee;

    - the assignment was valid and made pursuant to the respective agreements upon customary and enforceable terms;

    - is fully amortizing with level monthly payments;

    - was originated and sold to the seller without fraud or material misrepresentation on the part of the dealer or the borrower;

    - was originated in material compliance with all applicable laws and regulations relating to the auto loans and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and the auto loans and any insurance policies continue to be in compliance with applicable laws and regulations;

    - was originated in the United States and complied at the time of purchase with the subservicer's then current underwriting and funding policies;

    - is a valid, legal and binding obligation of the borrower, enforceable in accordance with its terms subject to exceptions for bankruptcy, insolvency or the Soldiers' & Sailors' Civil Relief Act of 1940;

    - is not due from any governmental body;

    - meets the statistical characteristics specified in the prospectus supplement;

    - has had no funds advanced by any party to maintain the auto loan as current;

    - as to which the information on the schedule of auto loans provided to the trustee is true and correct in all material respects;

    - as to which the subservicer's and the servicer's records reflect the successive assignments or pledge from the subservicer to the seller, from the seller to the trust and by the trust to the trustee;

    - will be accurately reflected in any list of auto loans provided by the subservicer;

    - constitutes chattel paper under the UCC;

    - is documented by only one original executed contract;

    - as to which the loan file contains the executed original contract, evidence of physical damage insurance coverage, the original lien certificate naming the subservicer or any predecessor or affiliate as first lienholder and an original credit application;

    - has not been satisfied, subordinated or rescinded and the financed vehicle has not been released from the lien;

    - was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign the auto loans and the auto loans is not subject to any agreement restricting or conditioning the assignment;

    - has not been sold, transferred, assigned or pledged other than as described in this prospectus and no other person holds any right to receive any proceeds on the auto loans, any insurance policy or dealer agreement;

    - which creates a valid, binding and enforceable first priority security interest in favor of the subservicer in the financed vehicle; the security interest is prior to all other liens and security interests other than those for taxes, labor or material for a vehicle and as to which no prior liens exist;

    - as to which all filings required to give the trustee a first priority perfected lien on, or ownership interest in, the auto loans and the proceeds have been made;

    - as to which, the subservicer, or any predecessor or affiliate, has not conveyed any interest thereto to any person that would impair the rights of the trustee thereto;

    - is not assumable;

    - is not subject to recision, set off, counterclaim or defense and as to which no right has been asserted or threatened with respect thereto;

    - as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that would with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration, nor any waiver of a default, breach, violation or other event permitting acceleration, and as to which the financed vehicle has not been repossessed;

    - at the time of origination was covered by comprehensive, collision, loss and damage insurance naming the subservicer, its successors and assigns as loss payee;

    - as to which the lien certificate names, or will name, the subservicer or its predecessors or affiliates as the original secured party and all required filings and recordings required to name that entity as the original secured party have been made; and

    - as to which no selection procedures adverse to the securityholder were utilized.

    Any deviations from these representations and warranties will be described in the prospectus supplement.

    In addition to the warranty that it will maintain the subservicer's perfected security interest in the financed vehicles, the servicer will represent and warrant in the trust documents that it:

    - will do nothing to impair the rights of the trust or securityholders in the auto loans, dealer agreements, the trust documents, any insurance policies or any other trust asset;

    - will not create or allow to exist any lien or restriction on transfer of the auto loans except for the lien in favor of the trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement naming the subservicer, the servicer or any affiliate as debtor or authorizing any other filing;

    - will not extend or amend any auto loans other than as specified in the trust documents;

    - will service the auto loans in compliance with the trust documents and in material compliance with its standard and customary procedures for servicing; and

    - will notify the trustee of any change in its principal offices and will maintain the files relating to the auto loans in the United States.

PAYMENTS ON AUTO LOANS; DEPOSITS TO COLLECTION ACCOUNT

    The trustee will establish and maintain a collection account. The collection account will be a separate trust account for the benefit of the securityholders and the trust, and will be an eligible account. Except as otherwise described in this prospectus and subject to the investment provision described in the following paragraphs, within two business days following receipt by the servicer or the subservicer of amounts representing collected funds, the servicer will cause these amounts to be deposited in the collection account. Amounts deposited in the collection account may be invested in eligible investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the payment date. However, for as long as Household Finance Corporation remains the servicer and maintains a commercial paper rating specified by the rating agencies, the servicer is not required to deposit collections into the collection account within two business days following receipt, but may use for its own benefit, all collections until the payment date. So long as these ratings are maintained, the servicer will, on or prior to each payment date, make deposits in an amount equal to collected funds for the applicable collection period. RATING AGENCIES will be defined in the prospectus supplement for each series.

    ELIGIBLE INVESTMENTS will mean negotiable instruments or securities which evidence:

        (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

        (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of the depository institution or trust company shall be in the highest rating category of the rating agencies;

        (3) commercial paper having, at the time of the trust's investment or a contractual commitment to invest, a rating in the highest rating category of the rating agencies;

        (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment in them, a rating in the highest rating category of the rating agencies;

        (5) bankers' acceptances issued by any depository institution or trust company described in (2) above;

        (6) money market funds having, at the time of the trust's investment in them, a rating in the highest rating category of the rating agencies;

        (7) time deposits, other than as referred to in (4) above, with an entity, having a credit rating in the highest rating category of the rating agencies;

        (8) demand notes of Household Finance Corporation for so long as it's commercial paper has, at the time of the trust's investment, a rating in the highest rating category of the rating agencies; and

        (9) any other investment acceptable to the rating agencies.

    At any time that the commercial paper issued by Household Finance Corporation does not satisfy the rating requirements specified above, it may continue to hold collections prior to distribution as described above so long as it provides as security an irrevocable letter of credit, surety bond or other instrument satisfactory to each rating agency from an entity having ratings on its short-term and long-term obligations acceptable to the rating agencies.

    An ELIGIBLE ACCOUNT is an account that is either (1) a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or (2) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

    The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the trust documents.

COLLECTION AND OTHER SERVICING PROCEDURES

    The servicer will make reasonable efforts to collect all payments called for under the auto loans and will, consistent with the trust documents, follow the collection procedures as it follows from time to time for motor vehicle retail installment sales contracts in its servicing portfolio which are comparable to the auto loans. The subservicer, will follow the servicer's collection procedures as they may be revised from time to time. Consistent with the above, the subservicer or the servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the auto loans.

    The subservicer or the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that the arrangement is consistent with the servicer's policies for comparable auto loans held in its portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As long as Household Finance Corporation is the servicer it will receive, or be entitled to retain a SERVICING FEE on behalf of itself and the subservicer, after making payments on the securities and making required deposits in the reserve account. The servicing fee will be paid monthly in arrears at the annual percentage described in the prospectus supplement on the pool balance as of the beginning of the prior collection period. If Household Finance Corporation is no longer the servicer, the servicing fee will be paid to the successor servicer prior to any distributions on the securities and making required deposits in the reserve account. The servicer is also entitled to retain SUPPLEMENTAL SERVICING FEES which are all administrative fees, expenses and charges paid on behalf of borrowers, including late fees, prepayment fees and liquidation fees.

    The servicer will pay the ongoing expenses associated with the trust and the securities, and incurred by it in connection with its responsibilities under the trust documents, including payment of the fees and disbursements of the trustees. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with its servicing duties, this right of reimbursement being prior to the rights of securityholders to payments of principal and interest.

EVIDENCE AS TO COMPLIANCE

    The trust documents provide for the delivery of an annual statement signed by an officer of the servicer or of the subservicer to the effect that the servicer or the subservicer has fulfilled the material obligations of the servicer under the trust documents throughout the preceding calendar year, except as specified in the statement.

    Each year, the servicer will furnish a report prepared by a firm of independent certified public accountants to the effect that the accountants have examined documents and the records relating to servicing of the auto loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

    The trust documents provide that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

    - those duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it; or

    - upon the satisfaction of the following conditions: (1) the servicer has delivered an executed assumption agreement in form satisfactory to the trustee, assigning its obligations and duties to an entity as to which the rating agencies have confirmed that the assumption will not result in a lowering of the then current ratings of the securities, and (2) the successor meets the eligibility requirements specified in the trust document that defines the servicer's obligations.

    No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties.

    The servicer may perform any of its duties and obligations through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding these arrangements, the servicer will remain liable and obligated to the trust, the trustee, and the securityholders for the servicer's duties and obligations, as if the servicer itself were performing the duties and obligations. It is expected that so long as Household Finance Corporation is the servicer, the subservicer will subservice the auto loans on behalf of it.

    Any corporation into which the servicer or the seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or the seller shall be a party, or any corporation succeeding to the business of the servicer or the seller shall be the successor of the servicer or the seller under the sale and servicing agreement.

SERVICER TERMINATION EVENT

    A SERVICER TERMINATION event under the trust document defining its servicing obligations will consist of the occurrence and continuance of any of the following:

    - any failure by the servicer to deliver to the trustee for distribution to the securityholders any required payment, which failure continues unremedied for five days after written notice is received by the servicer from the trustee or after discovery of the failure by a responsible officer of the servicer;

    - any failure by the servicer duly to observe or perform in any material respect the material covenants and agreements in the trust documents which failure continues unremedied for 60 days after written notice of the failure is given;

    - events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings concerning the servicer or actions by the servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and

    - the material breach of the servicer's material representations or warranties and the servicer's failure to cure the breach within 60 days after notice.

    Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above, for five business days and in the second clause above, for a period of 60 days, shall not constitute a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any event the servicer shall provide the seller prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

    If a servicer termination event occurs and remains unremedied, the trustee may terminate all the rights and obligations of the servicer under the trust document, and the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties, and liabilities of the servicer under that agreement. Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

AMENDMENT

    If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the seller, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment, without the consent of all securityholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Any of the following will be an event of default for a series of securities which are notes:

    - a default in the payment of any interest on any security that, when it becomes due and payable, continues for a period of five days;

    - a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

    - default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered under the trust documents proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

    - the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

    - the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing. The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available to be deposited in the account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the scheduled maturity date for that class of notes.

    If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid. If an event of default for a series occurs and continues, and the trustee may, and at the direction of noteholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding.

    If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, any sale, liquidation or other disposition of the trust assets in that series for an amount less than the amounts due on the notes will not occur without the consent of holders of 66 2/3% of the outstanding principal amount of the notes in that series. If the trustee has not made a determination that a sale or liquidation of the trust assets in that series will not provide sufficient funds to pay principal and interest on the notes, it may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

    If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

    - the holder previously has given the trustee written notice of a continuing event of default;

    - the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

    - the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

    - the trustee has for 60 days failed to institute the proceeding; and

    - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CERTAIN COVENANTS OF EACH TRUST

    The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

    - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    - the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

    - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

    - any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

    - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

    The trust will not, among other things:

    - except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

    - claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust,

    - permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby, or

    - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

    The trust may not engage in any activity other than as specified under the trust documents.

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE TRUST

    Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

LIMITATION ON LIABILITY OF THE TRUSTEE

    The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it.

    The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may, upon written notice to the seller and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the trust may, and at the request of a majority of the securityholders of a series shall, remove the trustee under a series:

    - if the trustee ceases to be eligible to continue as trustee under the trust documents;

    - if the trustee becomes insolvent; or

    - the trustee's long-term debt ratings are below investment grade.

    Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                        LEGAL ASPECTS OF THE AUTO LOANS

    The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states.

SECURITY INTEREST IN VEHICLES

    In all the states in which the auto loans have been originated, retail installment sale contracts evidence the credit sale of automobiles, light duty trucks and vans by dealers to borrowers. The auto loans are CHATTEL PAPER under the UCC.

    Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

    The subservicer will assign its security interest in the financed vehicles securing the auto loans to the seller, and the seller will then assign the security interests to the trust. However, because of the administrative burden and expense, involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the subservicer, as agent for the servicer, may continue to hold the certificates of title in its possession.

    Even though we are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the subservicer to the seller and the seller to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

    If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the seller's warranties under the trust documents, and would create an obligation of the seller to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

    In Texas, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

    In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the subservicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the subservicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

    In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The seller will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

    However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the indenture trustee in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin, the UCC remedies of a secured party include:

    - right to repossession by self-help means, unless those means would constitute a breach of the peace;

    - unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the subservicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

    - in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

    In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the subservicer through automobile auctions attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Additionally, in Texas, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first dispose of the vehicle in a commercially reasonable manner in accordance with the governing UCC provisions. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

    The so-called HOLDER-IN-DUE-COURSE RULE of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower under the auto loan, and the trust may be unable to collect any remaining balance from the borrower.

    Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller.

    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

    In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

    The seller will represent and warrant that each auto loan complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the seller to repurchase the auto loan unless the breach is cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the RELIEF ACT, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be effected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the interest rate and time of repayment.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, all of whom may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

    The following discussion addresses securities of four general types:

        (1) GRANTOR TRUST SECURITIES, representing interests in a trust, a GRANTOR TRUST;

        (2) DEBT SECURITIES, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

        (3) PARTNERSHIP INTERESTS, representing interests in a trust, a PARTNERSHIP, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as CODE the "Code"; and

        (4) FASIT SECURITIES, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

    The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

    With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

    For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a GRANTOR TRUST FRACTIONAL INTEREST SECURITY. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a GRANTOR TRUST STRIP SECURITY.

    TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

    Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

    Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans and (2) the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

    SALES OF GRANTOR TRUST SECURITIES. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

    GRANTOR TRUST REPORTING. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DEBT SECURITIES

    With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the securities will be classified as debt secured by the related auto loans. Consequently, the debt securities will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

    TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

    SALES OF DEBT SECURITIES. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

    In general, except as described in "Discount and Premium--Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

    DEBT SECURITIES REPORTING. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

    For each series of partnership interests, Dewey Ballantine LLP will deliver its opinion to the seller that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

    TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents.

    The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

    In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

    Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

    Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

    SALE OR EXCHANGE OF PARTNERSHIP INTERESTS. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interests for purposes of computing gain or loss on a sale of that partnership interest.

    Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

    PARTNERSHIP REPORTING. The trustee is required to (1) keep complete and accurate books of the trust, (2) file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

    Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and identification number of the person,
(2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT SECURITIES

    If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of securities for which an election is made, Dewey Ballantine LLP will deliver its opinion to the seller that assuming compliance with the trust agreements, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT TRUST. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT REGULAR SECURITY, or an ownership interest, a FASIT OWNERSHIP SECURITY. An opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus.

    TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

    In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day", which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

    Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the seller had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

    In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or
(b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the STARTUP DAY with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1),
(2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

    If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

    TAXES ON A FASIT TRUST. Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

    DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

    A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all GRANTOR TRUST STRIP SECURITIES and certain GRANTOR TRUST FRACTIONAL INTEREST SECURITIES will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

    ORIGINAL ISSUE DISCOUNT. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

    Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the PREPAYMENT ASSUMPTION, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

    Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

    Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

    Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

    Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of
(a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

    In the case of GRANTOR TRUST STRIP SECURITIES as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

    A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

    MARKET DISCOUNT. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

    Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

    PREMIUM. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a PREMIUM SECURITY, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all FULLY TAXABLE BONDS, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

    SPECIAL ELECTION. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term INTEREST includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

    The IRS recently issued the WITHHOLDING REGULATIONS, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding Withholding Regulations.

FOREIGN INVESTORS

    THE WITHHOLDING REGULATIONS. The withholding regulations would require, in the case of securities held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. In addition, the Withholding Regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

    GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR
SECURITIES. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. PERSON means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

    HIGH-YIELD FASIT REGULAR SECURITIES. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

    PARTNERSHIP INTERESTS. Depending upon the particular terms of the trust agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

    Provisions of ERISA and of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan and other individual retirement arrangements from engaging in transactions involving PLAN ASSETS with persons that are PARTIES IN INTEREST under ERISA or DISQUALIFIED PERSONS under the Code with respect to the plan. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also prohibit generally actions involving conflicts of interest by fiduciaries of plans or arrangements. Persons who violate these PROHIBITED TRANSACTION rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including ERISA's investment prudence and diversification requirements and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA, are not subject to ERISA requirements. Accordingly, these plans may invest in securities without regard to the ERISA considerations discussed below. Any plan, which is qualified and exempt from taxation under section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in section 503 of the Code.

    Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan, including an individual retirement arrangement, that purchased securities. In the absence of an exemption, the purchase, sale or holding of a security by a plan, including an individual retirement arrangement, might result in prohibited transactions. This may result in excise taxes and civil penalties being imposed.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

    The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt transactions meeting the department's requirements from:

    a)  the application of the prohibited transaction provisions of section 406(a), section 406(b)(1), section 406(b)(2) and section 407(a) of ERISA, and

    b)  excise taxes imposed under sections 4975(a) and (b) of the Code.

    These exempted transactions deal with the initial purchase, holding and the subsequent resale by plans of certificates in pass-through trusts which hold:

    - secured receivables,

    - secured loans, and

    - other secured obligations.

    These UNDERWRITER EXEMPTIONS will only be available for securities that are certificates.

    Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

(1) the plan must acquire the certificates on terms, including the certificate's price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

(2) the certificates must not be subordinated to the trust's other certificates;

(3) when the plan acquires the certificates, the certificates must have a rating in one of the three highest generic rating categories from Standard & Poor's Rating Group, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA Inc.;

(4) the trustee must not be an affiliate of any other member of the restricted group;

(5) the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller and the subservicer for assigning the loans to the trust must not total more than the fair market value of the loans; the sum of all payments made to and retained by the servicer must not total more than reasonable compensation and expense reimbursement for its services;

(6) the plan must be an ACCREDITED INVESTOR as defined in Regulation D of the commission under the Securities Act; and

(7) in the event that all of the auto loans to be held by the trust have not been transferred to the trust on the closing date, additional auto loans having an aggregate value equal to no more than 25% of the certificate's total principal amount may be transferred to the trust under a pre-funding feature, within 90 days or 3 months following the closing date.

    The trust must also meet the following requirements:

    - the trust property must consist solely of assets of the type that have been included in other investment pools;

    - certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Rating Group, Moody's Investors Service, Fitch IBCA Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the date the plan acquired the certificates; and

    - investors other than plans must have purchased certificates evidencing interests in the other investment pools for at least one year prior to the date the plan acquired the certificates.

    Moreover, the underwriter exemptions provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary--or its affiliate--is an obligor on the auto loans held in the trust; provided that, among other requirements:

(1) when a plan acquires an initial issuance of certificates, at least fifty percent of each class in which a plan has invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

(2) the fiduciary--or its affiliate--is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

(3) when the plan acquires the certificates the plan's investment in any class does not exceed twenty-five percent of all of the certificates of that class; and

(4) immediately after the plan acquires the certificates, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    The underwriter exemptions do not apply to plans sponsored by a member of the RESTRICTED GROUP, which is the seller, the subservicer, the servicer, the underwriters, the trustee, any obligor with respect to auto loans included in the trust property constituting more than five percent of the aggregate unamortized principal balance of the trust estate's assets, or any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

    The underwriter exemptions will not be available for securities that are notes. Under the PLAN ASSETS REGULATION issued by the Department of Labor, the trust's assets would be treated as a plan's assets for the purposes of ERISA and the Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An EQUITY INTEREST is defined under the plan assets regulation as an interest other than an instrument which:

    - is treated as indebtedness under applicable local law, and

    - which has no substantial equity features.

    If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. If the notes are treated as indebtedness without substantial equity features, the trust's property would not be deemed assets of a plan. In that case, the acquisition or holding of the notes by or on behalf of a plan could still result in a prohibited transaction, if the acquisition or holding of notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from these prohibited transaction rules could apply to a plan's purchase and its holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

    - PTCE 84-14, regarding transactions effected by QUALIFIED PROFESSIONAL ASSET MANAGERS;

    - PTCE 90-1, regarding transactions entered into by INSURANCE COMPANY POOLED SEPARATE ACCOUNTS;

    - PTCE 91-38, regarding transactions entered into by BANK COLLECTIVE INVESTMENT FUNDS;

    - PTCE 95-60, regarding transactions entered into by INSURANCE COMPANY GENERAL ACCOUNTS; and

    - PTCE 96-23, regarding transactions effected by IN-HOUSE ASSET MANAGERS.

    Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

    The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax or legal advisors regarding:

    - whether the trust's property would be considered plan assets,

    - the possibility of exemptive relief from the prohibited transaction rules; and

    - other ERISA issues and their potential consequences.

    In addition, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, investing in the securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by us or by the underwriters that this investment meets all relevant requirements regarding investments by plans generally, by any particular plan or that this investment is appropriate for plans generally or any particular plan.

    In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

                            METHODS OF DISTRIBUTION

    The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the seller from the sale.

    The securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

    - by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    - by placements by the company with institutional investors through dealers;

    - by direct placements by the company with institutional investors; and

    - by competitive bid.

    In addition, securities may be offered in whole or in part in exchange for the auto loans--and other assets, if applicable--that would comprise the trust property.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

    In connection with the sale of the securities, underwriters may receive compensation from the seller or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the seller or its affiliates.

    It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the seller indemnify the several underwriters and the underwriters will indemnify the seller against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

    The prospectus supplement for any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the seller or its affiliates and purchasers of securities.

    Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

    Legal matters relating to these securities will be passed upon by legal officers of Household International, Inc., and by Dewey Ballantine LLP, New York, New York.

                                    ANNEX I
             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Cedelbank or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear and as DTC participants.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

    Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

    TRADING BETWEEN CEDELBANK OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC, SELLER AND CEDELBANK OR EUROCLEAR PARTICIPANTS. When securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the securities are credited to their account one day later.

    As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Cedelbank participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    - borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedures;

    - borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

        (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

        (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

    The IRS recently issued WITHHOLDING REGULATIONS, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Taxpayers should begin compliance with the Withholding Regulations immediately, although the existing rules will remain in effect until the Withholding Regulations take effect.

    The summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the Withholding Regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

    - EXEMPTION FOR NON-U.S. PERSONS. Under the existing rules, beneficial owners of global securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. Under the Withholding Regulations, a Non-U.S. person may claim beneficial owner status by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

    - EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME. Under existing rules, a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an Exemption from the withholding tax by filing Form 4224, exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. Under the Withholding Regulations, a Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI is (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States). The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

    - EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the Withholding Regulations, a Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

    - EXEMPTION FOR U.S. PERSONS. U.S. Persons can obtain a complete exemption form the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

    - U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. Under the existing rules, the owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. The Withholding Regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each foreign holder of securities should consult its own tax advisor regarding compliance with these procedures under the Withholding Regulations.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity, taxable as such for federal income tax purposes, organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or
(iv) a trust other than a "foreign trust" as defined in Section 7701 (a)(31) of the Internal Revenue Code of 1986, as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person.